                                                                       EXHIBIT 2





                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                            INTRANET SOLUTIONS, INC.,



                               INTRANET SOLUTIONS
                               (WASHINGTON), INC.



                                INFOACCESS, INC.,



                                       AND



                        CERTAIN SIGNIFICANT SHAREHOLDERS



                         DATED AS OF SEPTEMBER 16, 1999

                                TABLE OF CONTENTS

ARTICLE I  THE MERGER; EFFECTIVE TIME; CLOSING....................................................................1
    1.1    THE MERGER.............................................................................................1
    1.2    EFFECTIVE TIME.........................................................................................2
    1.3    CLOSING................................................................................................2
ARTICLE II  CHARTER AND BY-LAWS OF THE SURVIVING CORPORATION......................................................2
    2.1    THE CHARTER............................................................................................2
    2.2    THE BY-LAWS............................................................................................2
ARTICLE III  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..................................................2
    3.1    DIRECTORS..............................................................................................2
    3.2    OFFICERS...............................................................................................3
ARTICLE IV  MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF INFOACCESS AND MERGER SUB SHARES IN THE
MERGER; HOLDBACK..................................................................................................3
    4.1    MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF INFOACCESS SHARES IN MERGER........................3
       (a) Merger Consideration...................................................................................3
       (b) Cancellation of InfoAccess Shares......................................................................3
       (c) Conversion of Merger Sub Shares........................................................................3
       (d) Stock Options and Warrants.............................................................................3
    4.2    PAYMENT FOR INFOACCESS SHARES IN THE MERGER............................................................4
       (a) Exchange Agent.........................................................................................4
       (b) Submission of Certificates.............................................................................4
       (c) Issuance of Certificates...............................................................................4
       (d) No Registration of Transfers...........................................................................4
       (e) Reversion of Merger Consideration......................................................................4
       (f) Dividends, Interest, or Other Distributions............................................................5
       (g) Custodian Account......................................................................................5
    4.3    ADJUSTMENTS............................................................................................5
    4.4    FRACTIONAL SHARES......................................................................................5
    4.5    HOLDBACK OF INTRANET SOLUTIONS COMMON SHARES...........................................................5
       (a) Establishment of Indemnity Holdback Fund...............................................................5
       (b) Distributions and Voting...............................................................................6
    4.6    DISSENTING SHARES......................................................................................6
    4.7    LOST, STOLEN, OR DESTROYED CERTIFICATES................................................................7
    4.8    ACCOUNTING CONSEQUENCES................................................................................7
ARTICLE V  Representations and Warranties.........................................................................7
    5.1    REPRESENTATIONS AND WARRANTIES OF INFOACCESS...........................................................7
       (a) Corporate Organization.................................................................................7




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
       (b) Qualification to do Business...........................................................................7
       (c) Corporate Power........................................................................................7
       (d) Corporate Authority....................................................................................7
       (e) Capitalization.........................................................................................8
       (f) Consents and Approvals; No Violation...................................................................8
       (g) Actions, Suits, Proceedings............................................................................9
       (h) Compliance with Applicable Laws and Other Instruments..................................................9
       (i) Environmental and Export Laws..........................................................................9
       (j) Employees; Consultants................................................................................10
       (k) Employee Plans........................................................................................10
       (l) Labor Matters.........................................................................................10
       (m) Financial Statements..................................................................................11
       (n) Tax Returns and Audits................................................................................11
       (o) Changes, Dividends, etc...............................................................................12
       (p) Title to the Assets...................................................................................12
       (q) Receivables...........................................................................................12
       (r) Condition of Assets...................................................................................13
       (s) Inventory; Work/Contracts in Process..................................................................13
       (t) Fixed Assets..........................................................................................13
       (u) Year 2000 Compliance..................................................................................13
       (v) Product Warranties and Claims.........................................................................13
       (w) Intellectual Property Rights..........................................................................13
       (x) Contracts, Leases, Commitments, and Agreements........................................................14
       (y) Composition of Assets.................................................................................14
       (z) Insurance.............................................................................................15
       (aa)  Conflicts of Interest...............................................................................15
       (bb)  Customer Lists......................................................................................15
       (cc)  Bank Accounts.......................................................................................15
       (dd)  Full Disclosure.....................................................................................15
       (ee)  Information to InfoAccess Shareholders..............................................................15
       (ff)Number of Purchasers..................................................................................15
       (gg)  Pooling of Interests; Reorganization................................................................15
    5.2    REPRESENTATIONS AND WARRANTIES OF INTRANET SOLUTIONS AND
           MERGER SUB............................................................................................16
       (a) Corporate Organization................................................................................16
       (b) Qualification to do Business..........................................................................16
       (c) Corporate Power.......................................................................................16
       (d) Corporate Authority...................................................................................16
       (e) Authorization for IntraNet Solutions Common Shares....................................................16
       (f) Consents and Approvals; No Violation..................................................................17
       (g) Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub....................................17
       (h) SEC Reports; Financial Statements; Capitalization.....................................................18
       (i) Absence of Certain Changes or Events..................................................................19
       (j) Actions, Suits, Proceedings...........................................................................19
       (k) Full Disclosure.......................................................................................19


       (l) Information to InfoAccess Shareholders................................................................19
       (m) Pooling of Interests; Reorganization..................................................................19
ARTICLE VI  Certain Covenants....................................................................................20
    6.1    CONDUCT OF INFOACCESS'BUSINESS PENDING THE MERGER.....................................................20
    6.2    BOOKS AND RECORDS; ACCESS AND INFORMATION.............................................................20
    6.3    NOTIFICATION OF CERTAIN MATTERS.......................................................................21
    6.4    TAX DISTRIBUTIONS.....................................................................................21
    6.5    OUTSTANDING INFOACCESS STOCK OPTIONS AND WARRANTS.....................................................21
    6.6    GRANT OF NEW STOCK OPTIONS............................................................................22
    6.7    COMPLIANCE WITH RULE 144..............................................................................22
    6.8    CUSTODIAN AGREEMENT...................................................................................22
    6.9    APPROVAL OF INFOACCESS SHAREHOLDERS; INFORMATION STATEMENT............................................23
    6.10   NO SOLICITATION.......................................................................................23
    6.11   GOOD FAITH EFFORTS; COOPERATION.......................................................................24
    6.12   EMPLOYEE PLANS........................................................................................24
    6.13   CONFIDENTIALITY.......................................................................................24
    6.14   PUBLIC DISCLOSURE.....................................................................................24
    6.15   POOLING ACCOUNTING....................................................................................24
    6.16   FIRPTA................................................................................................25
    6.17   BLUE SKY LAWS.........................................................................................25
    6.18   TAX-FREE REORGANIZATION...............................................................................25
    6.19   STATE TAKEOVER LAWS...................................................................................25
    6.20   AFFILIATE AGREEMENTS..................................................................................25
       (a) InfoAccess Affiliates.................................................................................25
       (b) IntraNet Solutions Affiliates.........................................................................25
    6.21   NASDAQ LISTING........................................................................................26
    6.22   REGISTRATION REQUIREMENTS.............................................................................26
       (a) Required Registration.................................................................................26
       (b) Registration Procedures...............................................................................26
       (c) Expenses..............................................................................................29
       (d) Indemnification.......................................................................................29
       (e) Contribution..........................................................................................31
       (f) Right to Suspend Sales................................................................................32
    6.23   PAYMENT OF CERTAIN OBLIGATIONS........................................................................32
ARTICLE VII  Conditions to Closing...............................................................................32
    7.1    CONDITIONS TO OBLIGATION OF INTRANET SOLUTIONS
           AND MERGER SUB TO CLOSE...............................................................................32
       (a) Representations and Warranties........................................................................32
       (b) Observance and Performance............................................................................33
       (c) No Adverse Change.....................................................................................33
       (d) Officers'Certificate..................................................................................33
       (e) Certificate of Significant Shareholders...............................................................33
       (f) Legal Opinion.........................................................................................33


       (g) Custodian Agreement...................................................................................33
       (h) Employment Agreements.................................................................................33
       (i) No Legal Actions......................................................................................33
       (j) Shareholder Approval; Dissenting Shares...............................................................34
       (k) Investment Letters....................................................................................34
       (l) Affiliate Agreements..................................................................................34
       (m) Termination of Shareholder Agreements.................................................................34
       (n) Pooling Report........................................................................................34
       (o) Audit.................................................................................................34
       (p) Accounting Review.....................................................................................34
       (q) Review of Source Codes................................................................................35
       (r) Expenses of InfoAccess................................................................................35
       (s) 401(k) Plan...........................................................................................35
    7.2    CONDITIONS TO OBLIGATION OF INFOACCESS AND SIGNIFICANT SHAREHOLDERS TO CLOSE..........................35
       (a) Representations and Warranties........................................................................35
       (b) Observance and Performance............................................................................35
       (c) No Adverse Change.....................................................................................35
       (d) Officers'Certificate..................................................................................35
       (e) Legal Opinion.........................................................................................36
       (f) Custodian Agreement...................................................................................36
       (g) Employment Agreements.................................................................................36
       (h) Grant of Options......................................................................................36
       (i) No Legal Actions......................................................................................36
       (j) Shareholder Approval..................................................................................36
ARTICLE VIII  Indemnification....................................................................................36
    8.1    INDEMNIFICATION BY HOLDBACK SHAREHOLDERS..............................................................36
    8.2    INDEMNIFICATION BY INTRANET SOLUTIONS.................................................................37
    8.3    PROCEDURES FOR INDEMNIFICATION........................................................................37
    8.4    INDEMNITY HOLDBACK FUND; LIMITATIONS ON INDEMNIFICATION...............................................38
ARTICLE IX  Termination..........................................................................................38
    9.1    TERMINATION...........................................................................................38
    9.2    EFFECT OF TERMINATION.................................................................................39
    9.3    TERMINATION FEES AND EXPENSES.........................................................................40
ARTICLE X    Miscellaneous.......................................................................................40
    10.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....................................40
    10.2   EXPENSES..............................................................................................41
    10.3   NOTICES...............................................................................................41
    10.4   WAIVER................................................................................................42
    10.5   KNOWLEDGE OF INFOACCESS...............................................................................42
    10.6   HEADINGS..............................................................................................43
    10.7   NONASSIGNABILITY......................................................................................43



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

    10.8   PARTIES IN INTEREST...................................................................................43
    10.9   COUNTERPARTS..........................................................................................43
    10.10  GOVERNING LAW.........................................................................................43
    10.11  SEVERABILITY..........................................................................................43
    10.12  REMEDIES..............................................................................................43
    10.13  ENTIRE AGREEMENT......................................................................................43


                                    SCHEDULES


                                                                                                          Section
InfoAccess Schedule of Exceptions......................................................................... 5.1
InfoAccess Shareholders and Information as to Capital Stock............................................... 5.1(e)
InfoAccess Exceptions to Consents and Approvals; No Violation............................................. 5.1(f)
InfoAccess Employees...................................................................................... 5.1(j)
InfoAccess Benefit Plans.................................................................................. 5.1(k)
Labor Matters............................................................................................. 5.1(l)
InfoAccess Financial Statements........................................................................... 5.1(m)
Changes, Dividends, Etc................................................................................... 5.1(o)
Listed of Permitted Encumbrances.......................................................................... 5.1(p)
Accounts Receivable....................................................................................... 5.1(q)
Fixed Assets.............................................................................................. 5.1(t)
Year 2000 Compliance...................................................................................... 5.1(u)
InfoAccess Intellectual Property.......................................................................... 5.1(w)
Listed Contracts.......................................................................................... 5.1(x)
InfoAccess Insurance Policies............................................................................. 5.1(z)
Customer Lists............................................................................................ 5.1(bb)
Bank Accounts............................................................................................. 5.1(cc)
Outstanding InfoAccess Options and Warrants............................................................... 6.5
InfoAccess Affiliates..................................................................................... 6.20
Accounting Changes........................................................................................ 7.1(o)


                                    EXHIBITS

Form of Custodian Agreement............................................................................... A
Form of Affiliate Agreement............................................................................... B
Form of Legal Opinion of Perkins Coie LLP................................................................. C
Form of W. James Culbertson Employment Agreement.......................................................... D-1
Form of Thomas E. Freeman Employment Agreement............................................................ D-2
Form of Investment Letter................................................................................. E
Form of Legal Opinion of Faegre & Benson LLP.............................................................. F















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




                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of September 16, 1999, among IntraNet Solutions, Inc., a Minnesota corporation ("IntraNet Solutions") Intranet Solutions (Washington), Inc., a Washington corporation and a direct wholly owned subsidiary of IntraNet Solutions ("Merger Sub"), InfoAccess, Inc., a Washington corporation ("InfoAccess"), and each of W. James Culbertson and Richard M. Dillhoff, shareholders of InfoAccess (the "Significant Shareholders").

                                                 RECITALS

         A. The Board of Directors of IntraNet Solutions, Merger Sub and InfoAccess have each determined that it is in the best interests of its respective shareholders for Merger Sub to merge with and into InfoAccess upon the terms and subject to the conditions of this Agreement.

         B. Each of the Significant Shareholders has approved and is a party to this Agreement.

         C. It is intended that the Merger (as hereinafter defined) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         D. IntraNet Solutions, Merger Sub, InfoAccess, and the Significant Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         In consideration of the mutual representations, warranties, covenants, and agreements set forth herein, IntraNet Solutions, Merger Sub, InfoAccess and the Significant Shareholders hereby agree as follows:

                                    ARTICLE I

                       THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), InfoAccess and Merger Sub shall consummate a merger (the "Merger") in which (a) Merger Sub shall be merged with and into InfoAccess and the separate corporate existence of Merger Sub shall cease, (b) InfoAccess shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Washington, and (c) the separate corporate existence of InfoAccess with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. (The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation.") The Merger shall have the effects specified in the Washington Business Corporation Act (the "WBCA"). The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the parties shall not take a position on any tax return inconsistent with the treatment of the Merger as such as a tax-free reorganization.

         1.2 Effective Time. IntraNet Solutions, Merger Sub and InfoAccess shall cause Articles of Merger (the "Merger Articles") to be executed and filed on the Closing Date (as defined in Section 1.3) (or on such other date as IntraNet Solutions and InfoAccess may agree) with the Secretary of State of the State of Washington, in accordance with the relevant provisions of the WBCA. The Merger shall become effective at the time at which the Merger Articles shall have been accepted for record by the Secretary of State of the State of Washington or such later time as IntraNet Solutions and InfoAccess may agree and specify in the Merger Articles and such time of effectiveness is hereinafter referred to as the "Effective Time."

         1.3 Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota, at 10:00 a.m. on the business day on which the last to be fulfilled or waived of the conditions set forth in Article VII of this Agreement shall be fulfilled or waived in accordance with this Agreement or (b) at such other place and/or time and/or on such other date as IntraNet Solutions and InfoAccess may agree (the date on which the Closing occurs being herein referred to as the "Closing Date").

                                   ARTICLE II

                CHARTER AND BY-LAWS OF THE SURVIVING CORPORATION

         2.1 The Charter. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the WBCA, except that from and after the Effective Time, Article I of the Articles of Incorporation of Merger Sub shall be amended to be and read as follows:

                            "The name of this Corporation is InfoAccess, Inc."

         2.2 The By-Laws. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Articles of Incorporation of the Surviving Corporation and of the WBCA.

                                   ARTICLE III

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, such directors to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

         3.2 Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, such officers to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

                                   ARTICLE IV

               MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
            INFOACCESS AND MERGER SUB SHARES IN THE MERGER; HOLDBACK

         4.1 Merger Consideration; Conversion or Cancellation of InfoAccess Shares in Merger. The manner of converting or canceling shares of InfoAccess and Merger Sub in the Merger shall be as follows:

                  (a) Merger Consideration. At the Effective Time, each share of common stock of InfoAccess ("InfoAccess Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 4.6) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (subject to Section 4.5) 0.31230 shares of common stock of IntraNet Solutions ("IntraNet Solutions Common Shares") (the IntraNet Solutions Common Shares thus to be received by the holders of InfoAccess Shares in the Merger being herein called the "Merger Consideration").

                  (b) Cancellation of InfoAccess Shares. At the Effective Time, all issued and outstanding InfoAccess Shares to be converted under this
Section 4.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired, and cease to exist, and each holder of a certificate representing any such InfoAccess Shares shall thereafter cease to have any rights with respect to such InfoAccess Shares, except (other than with respect to Dissenting Shares) the right to receive for each of the InfoAccess Shares, upon the surrender of such certificate in accordance with Section 4.2, the Merger Consideration and cash paid in lieu of fractional IntraNet Solutions Common Shares as contemplated by
Section 4.4.

                  (c) Conversion of Merger Sub Shares. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

                  (d) Stock Options and Warrants. At the Effective Time, all unexercised options and warrants to purchase InfoAccess Shares then outstanding shall be converted into options to acquire IntraNet Solutions Common Shares in accordance with Section 6.5.

         4.2      Payment for InfoAccess Shares in the Merger.

                  (a) Exchange Agent. Prior to the Effective Time, IntraNet Solutions shall appoint Norwest Bank Minnesota, National Association, or such other bank or trust company designated by IntraNet Solutions and reasonably satisfactory to InfoAccess (the "Exchange Agent"), for the purpose of exchanging certificates representing InfoAccess Shares for the Merger Consideration. At least one business day prior to the Effective Time, IntraNet Solutions shall deposit with the Exchange Agent the certificates representing the Merger Consideration required in the aggregate to effect the conversion referred to in
Section 4.1(a) above. IntraNet Solutions Common Shares into which InfoAccess Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time. Promptly after the Effective Time, IntraNet Solutions will send, or will cause the Exchange Agent to send, to each holder of InfoAccess Shares at the Effective Time a letter of transmittal for use in such conversion.

                  (b) Submission of Certificates. Each holder of InfoAccess Shares that have been converted into a right to receive Merger Consideration upon surrender to the Exchange Agent of a certificate or certificates representing such InfoAccess Shares, together with a properly completed letter of transmittal covering such InfoAccess Shares, will be entitled (subject to Section 4.5) to receive the requisite Merger Consideration, as determined in accordance with Section 4.1(a), in exchange for such InfoAccess Shares.

                  (c) Issuance of Certificates. If any certificate representing IntraNet Solutions Common Shares is to be issued in the name of a person other than the registered holder of the InfoAccess Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of issuance to a person other than the registered holder of such shares or establish to the satisfaction or the Exchange Agent that such tax has been paid or is not payable.

                  (d) No Registration of Transfers. After the Effective Time, there shall be no further registration of transfers of shares of capital stock of InfoAccess which were outstanding immediately prior to the Effective Time.

                  (e) Reversion of Merger Consideration. Any Merger Consideration made available to the Exchange Agent under Section 4.2(a) that remains unclaimed by the shareholders of InfoAccess six months after the Effective Time shall be returned to IntraNet Solutions, upon demand, and any shareholder of InfoAccess who has not exchanged his or her InfoAccess Shares for the Merger Consideration in accordance with this Section 4.2 prior to that time shall thereafter look only to IntraNet Solutions for the Merger Consideration in respect of his or her InfoAccess Shares. Notwithstanding the foregoing, IntraNet Solutions shall not be liable to any shareholder of InfoAccess for any amount paid to a public official pursuant to applicable abandoned property laws. Any Merger Consideration remaining unclaimed by shareholders of InfoAccess two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of IntraNet Solutions free and clear of any claims or interest of any person previously entitled thereto.

                  (f) Dividends, Interest, or Other Distributions. No dividends or other distributions with respect to IntraNet Solutions Common Shares shall be paid to the holder of any unsurrendered certificates representing InfoAccess Shares until such certificates are surrendered as provided in this Section 4.2. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing IntraNet Solutions Common Shares into which such InfoAccess Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

                  (g) Custodian Account. Notwithstanding the foregoing, under the provisions of Section 4.5 a portion of the aggregate Merger Consideration which each of the InfoAccess shareholders would be otherwise entitled to receive shall instead be held in a custodian account.

         4.3 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, IntraNet Solutions should split or combine the IntraNet Solutions Common Shares, or pay a stock dividend or other distribution in IntraNet Solutions Common Shares, then the consideration constituting Merger Consideration and the number of shares represented by the options issuable under Section 6.5 shall be appropriately and equitably adjusted to reflect such split, combination, dividend, or other distribution.

         4.4 Fractional Shares. No fractional IntraNet Solutions Common Shares shall be issued in the Merger. In lieu of any such fractional securities, each holder of InfoAccess Shares who would otherwise have been entitled to a fraction of an IntraNet Solutions Common Share will be paid an amount in cash (without interest) equal to the product of such fraction times the average per share closing price of IntraNet Solutions Common Shares as quoted on the Nasdaq Stock Market for the 20 trading days immediately prior to the Closing Date.

         4.5      Holdback of IntraNet Solutions Common Shares.

                  (a) Establishment of Indemnity Holdback Fund. At the Effective Time, a custodian account shall be established with the Custodian (as defined in Section 6.8) whereby a portion of the IntraNet Solutions Common Shares issuable in the Merger to holders of outstanding InfoAccess Shares at the Effective Time (other than holders of Dissenting Shares) (the "Holdback Shareholders", which term shall include all holders of outstanding InfoAccess Shares immediately prior to the Effective Time) will be delivered to the Custodian. The aggregate number of IntraNet Solutions Common Shares deposited in the Custodian Account shall be equal to 10% of the number of IntraNet Solutions Common Shares constituting the Merger Consideration (rounded to the nearest whole share) (the "Indemnity Holdback Fund"). The custodian account shall be established pursuant to an agreement substantially in the form attached hereto as Exhibit A (the "Custodian Agreement"), to which all the Holdback

Shareholders will be parties. At the Effective Time, by adoption of the Custodian Agreement, each Holdback Shareholder shall be deemed to have directed IntraNet Solutions to deliver to the Custodian a certificate or certificates registered in the name of the Custodian for that number of IntraNet Solutions Common Shares otherwise distributable to such Holdback Shareholder in the Merger which represents such Holdback Shareholder's Proportionate Interest (as defined in this Section 4.5) in the Indemnity Holdback Fund. "Proportionate Interest" shall mean the proportionate interest of each Holdback Shareholder in the Indemnity Holdback Fund which is equal to a fraction, the numerator of which is the number of IntraNet Solutions Common Shares receivable by such Holdback Shareholder in the Merger and the denominator of which is the total number of IntraNet Solutions Common Shares receivable by all Holdback Shareholders in the Merger, all as set forth in the schedule of Proportionate Interests to be delivered by InfoAccess to IntraNet Solutions at the Closing. Any shares or other securities from time to time held in the Indemnity Holdback Fund shall be registered in the name of the Custodian or its nominee. The Indemnity Holdback Fund shall be held by the Custodian subject to the terms and conditions of the Custodian Agreement and shall be available to satisfy indemnity claims as set forth in Article VIII of this Agreement.

                  (b) Distributions and Voting. Any IntraNet Solutions Common Shares or other equity securities issued or distributed by IntraNet Solutions (including shares issued upon a stock split) ("New Shares") in respect of IntraNet Solutions Common Shares in the Indemnity Holdback Fund which have not theretofore been released from the Indemnity Holdback Fund shall be added to the Indemnity Holdback Fund and become a part thereof. New Shares issued in respect of IntraNet Solutions Common Shares which have been released from the Indemnity Holdback Fund shall not be added to the Indemnity Holdback Fund but shall be distributed to the record holders thereof. Cash dividends on IntraNet Solutions Common Shares shall not be added to the Indemnity Holdback Fund but shall be distributed to the Holdback Shareholders in proportion to their Proportionate Interests in the Indemnity Holdback Fund. Each Holdback Shareholder shall have the right to direct the voting of shares held in the Indemnity Holdback Fund in proportion to his or her Proportionate Interest in the Indemnity Holdback Fund.

         4.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, InfoAccess Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have the right (to the extent such right is available by law) to demand and receive payment of the fair value of their shares of InfoAccess Shares in the manner provided in Chapter 23B.13 of the WBCA and have not failed to perfect or have not effectively withdrawn or lost such right under the WBCA, as the case may be, prior to the Effective Time ("Dissenting Shares") will not be converted into the right to receive the Merger Consideration; provided, however, that if any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost such right under the WBCA, such shares of InfoAccess Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Merger Consideration, without interest. InfoAccess shall give IntraNet Solutions prompt notice of (a) any written notice of intent to demand the fair value of any InfoAccess Shares pursuant to the WBCA, (b) any written demand for payment or supplemental payment, (c) any deposit of Dissenting Shares, and (d) any other written demand, notice, or service of process relating to Dissenting Shares. InfoAccess will not, except upon prior written consent from IntraNet Solutions, voluntarily make any payment or remittance with respect to, or settle or offer to settle, any demand for payment or agree upon the fair value of any Dissenting Shares.

         4.7 Lost, Stolen, or Destroyed Certificates. If any certificates evidencing InfoAccess Shares shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate(s), upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that IntraNet Solutions may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s) to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against IntraNet Solutions and/or the Exchange Agent with respect to the certificate(s) alleged to have been lost, stolen, or destroyed.

         4.8 Accounting Consequences. It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of InfoAccess. Except as otherwise set forth on the InfoAccess Schedule of Exceptions delivered by InfoAccess to IntraNet Solutions at or prior to the date hereof, InfoAccess hereby represents and warrants to IntraNet Solutions and Merger Sub that:

                  (a) Corporate Organization. InfoAccess is a corporation duly organized and validly existing under the laws of the State of Washington. True and correct copies of the Articles of Incorporation and the By-Laws of InfoAccess in effect as of the date of this Agreement have been provided to IntraNet Solutions. InfoAccess does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture, association, or other business organization.

                  (b) Qualification to do Business. InfoAccess is duly qualified or licensed to do business as a foreign corporation in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and failure to be so qualified would have a material adverse effect on InfoAccess.

                  (c) Corporate Power. InfoAccess has the requisite power and authority (corporate or otherwise) to own and operate its properties, to carry on it business as now being conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement.

                  (d) Corporate Authority. The execution and delivery of this Agreement by InfoAccess, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of InfoAccess, other than approval of

InfoAccess' shareholders. This Agreement and all other instruments required hereby to be executed and delivered by InfoAccess or any of the Significant Shareholders have been, or will be, when approved by the required vote of the shareholders of InfoAccess, duly executed and delivered by authorized officers of InfoAccess or by the Significant Shareholders, as the case may be, and are, or when delivered will be, legal, valid and binding obligations of InfoAccess and the Significant Shareholders, enforceable against InfoAccess and the Significant Shareholders in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (e) Capitalization. Schedule 5.1(e) attached hereto contains the name and address of each shareholder of InfoAccess and the number of InfoAccess Shares owned by each shareholder, all as reflected on the records of InfoAccess. The authorized capital stock of InfoAccess is set forth on
Schedule 5.1(e). All of the outstanding InfoAccess Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. No InfoAccess Shares are held in the treasury of InfoAccess or, except with respect to the options and warrants referred to in the immediately following sentence, reserved for issuance. Except as set forth on
Schedule 5.1(e), there are not as of the date of this Agreement and there shall not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments, or any other agreements of any character to which InfoAccess is a party, or by which it is bound, requiring it to issue, transfer, sell, purchase, redeem, or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other securities of InfoAccess. There are not as of the date of this Agreement and there shall not be at the Effective Time any shareholder agreements, voting trusts, or other agreements or understandings to which InfoAccess or any of the Significant Shareholders is a party or by which InfoAccess or any of the Significant Shareholders is bound relating to the InfoAccess Shares. To the best knowledge of InfoAccess, there are not as of the date of this Agreement any shareholder agreements, voting trusts, or other agreements or understandings to which any other shareholder of InfoAccess is a party or by which any other shareholder of InfoAccess is bound relating to the InfoAccess Shares.

                  (f) Consents and Approvals; No Violation. Neither the execution and delivery by InfoAccess and the Significant Shareholders of this Agreement nor the consummation by InfoAccess and the Significant Shareholders of the transactions contemplated hereby shall (i) conflict with or result in any breach of any provision of the Articles of Incorporation or the By-Laws of InfoAccess; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental authority, except (A) filings by IntraNet Solutions under the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Securities Exchange Act"), the Nasdaq National Market and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and applicable state securities laws, and (B) the filing of Merger Articles pursuant to the WBCA and appropriate documents with the relevant authorities of other states in which InfoAccess is authorized to do business; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions, or provisions of any note, license, agreement, Listed Contract (as defined in Section 5.1(x)), or other instrument or obligation to which InfoAccess or any of the Significant Shareholders or any of their assets may be bound, except as set forth on Schedule 5.1(f) or except for such violations, breaches, and defaults (or rights of termination, cancellation, or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or such as would not have a material adverse effect on InfoAccess; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.1(f) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to InfoAccess or any of the Significant Shareholders or to any of their respective assets.

                  (g) Actions, Suits, Proceedings. There are no actions, suits, or proceedings pending or, to the best knowledge of InfoAccess, threatened against InfoAccess or any of its properties or business in any court or before any governmental authority, except for Civil Action No. 97-CV-74704 brought by Robert J. Faust in United States District Court, Eastern District of Michigan, Southern Division alleging breach of a just-cause employment contract and claims for post-termination commissions, which suit has previously been disclosed to IntraNet Solutions, and which suit has been dismissed under an order granting summary judgment to InfoAccess. InfoAccess is not subject to any order, writ, injunction, or decree (other than those of general application) of any court or governmental authority. To the best knowledge of InfoAccess, there are no actions, suits, or proceedings pending or threatened against any of the holders of InfoAccess Shares in any court or before any governmental authority in regard to their InfoAccess Shares.

                  (h) Compliance with Applicable Laws and Other Instruments. The business and operations of InfoAccess have been and are being conducted in all material respects in accordance with all material applicable laws, rules, or regulations of all governmental and regulatory authorities, including without limitation all laws, rules and regulations relating to (i) the environment or occupational health and safety or (ii) the export of products manufactured or marketed by InfoAccess (hereinafter collectively referred to as "Environmental and Export Laws"). InfoAccess is not in violation of its Articles of Incorporation or By-Laws. InfoAccess possesses from the appropriate agency, commission, board and governmental body and authority all material licenses, certifications, permits and regulatory approvals required by law or otherwise necessary for the operation of its business. All such licenses, certifications, permits and approvals granted to InfoAccess are in full force and effect, and no action to terminate any such license, certification, permit, or approval is pending or, to the best knowledge of InfoAccess, has been threatened by any governmental agency or other party.

                  (i) Environmental and Export Laws. InfoAccess has obtained all permits and other governmental authorizations required under applicable Environmental and Export Laws (and has complied in all material respects with the terms and conditions thereof) and has not within the last twelve months received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges InfoAccess is not in full compliance with applicable Environmental and Export Laws. No circumstances exist that would subject InfoAccess to any liability with respect to the environmental contamination of any property.

                  (j) Employees; Consultants. Schedule 5.1(j) contains a true and correct list of (i) all employees of InfoAccess at the date hereof and in the case of each such employee sets forth the position, earned and accrued vacation at August 31, 1999, and date of employment; (ii) all consultants of InfoAccess at the date hereof or utilized within the prior 12 months who have been or will be paid at least $10,000 by InfoAccess, and their responsibilities and areas of expertise.

                  (k) Employee Plans. Schedule 5.1(k) attached hereto lists all executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans, and employee benefit stock option or stock purchase plans and other employee benefit plans covering employees of InfoAccess or former employees of InfoAccess who are entitled to benefits under such plans. True and correct copies of each of the plans described in Schedule 5.1(k) and each of the related trust agreements or insurance contracts, if any, have been made available by InfoAccess to IntraNet Solutions. InfoAccess has also made available to IntraNet Solutions the most recent summary plan description required with respect to each of such plans. There are no pending or, to the best knowledge of InfoAccess, threatened claims, lawsuits, or arbitrations that have been asserted or instituted against such plans or any fiduciaries thereof respecting their duties to the plans or the assets or any of the trusts under any of the plans. No such plan is a Multiemployer Plan, as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the plans described in Schedule 5.1(k) that is subject to ERISA is in compliance with ERISA in all material respects. Each of the plans described in Schedule 5.1(k) that is intended to be a "qualified" plan under the Code is in compliance in all material respects with the applicable provisions of the Code. Neither InfoAccess, its directors, officers and employees nor, to the best knowledge of InfoAccess, any fiduciary of any such plan is in breach of any obligations imposed on fiduciaries under Title I of ERISA. No "reportable event" as such term is defined in Section 4043(b) of ERISA or prohibited transactions within the meaning of Section 406 of ERISA has occurred with respect to any such plan and no event has occurred that could subject any plan, InfoAccess, or any fiduciary of a plan to any excise tax under the Code. InfoAccess is in substantial compliance with all applicable requirements of Section 4980B of the Code.

                  (l) Labor Matters. InfoAccess has no existing labor disputes and, except as set forth in Schedule 5.1(l), there are no existing employment, consulting, non-competition, severance, indemnification, or non-disclosure agreements or collective bargaining agreements between InfoAccess and any of its past or present employees, officers and directors. There is no collective bargaining unit representing any of InfoAccess' employees. No petition has been filed and is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any group of employees by a labor organization, nor to the best knowledge of InfoAccess is there at present any solicitation or campaign by any labor organization or employee for the representation of InfoAccess' employees by a labor organization.

                  (m)      Financial Statements. Attached to this Agreement as
Schedule 5.1(m) are (i) a balance sheet of InfoAccess at December 31, 1998, together with the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the year then ended, and the review report thereon of Clark & Associates, P.S., certified public accountants, and (ii) an unaudited balance sheet of InfoAccess (the "Balance Sheet") at July 31, 1999 (the "Balance Sheet Date"), together with the related unaudited statements of operations for the seven months then ended. Such financial statements (i) are in accordance with the books and records of InfoAccess, (ii) present fairly, in all material respects, the financial condition of InfoAccess at the balance sheet dates and the results of its operations and cash flows for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that unaudited statements do not contain footnotes and are subject to normal audit adjustments. Specifically, but not by way of limitation, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, or contingent and whether due or to become due) of InfoAccess at their respective dates that in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheet. The balance sheets include appropriate reserves for all bad debts, taxes and other liabilities accrued at such dates but not yet payable.

                  (n) Tax Returns and Audits. All federal, state, local, and foreign tax returns (including, but not limited to, returns related to income, employment, withholding, personal property, sales, use and registration taxes) required to be filed prior to the Effective Time, or appropriate extension requests of InfoAccess, have been filed, and all federal, state, local, and foreign taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. InfoAccess is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. InfoAccess has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax, other than an ongoing Business and Occupation tax audit. None of InfoAccess' tax returns has been audited by governmental authorities in a manner to bring such audits to InfoAccess' attention. InfoAccess does not have any tax liabilities except those reflected on the Balance Sheet as of the Balance Sheet Date and those incurred in the ordinary course of business since the Balance Sheet Date. InfoAccess has not been a member of an affiliated group within the meaning of
Section 1504 of the Code (or any similar group defined under similar provision of state, local, or foreign law) filing a consolidated federal income tax return and does not have liability for the taxes of any person (other than InfoAccess) under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferor or successor by contract or otherwise. InfoAccess is qualified as a corporation for which a valid election to be taxed under the provisions of Subchapter S ("Subchapter S"), Chapter 1, Subtitle A of the Code has been filed and is in effect under Subchapter S. In addition, InfoAccess is qualified to be taxed as an S corporation in every state in which it is obligated to file a return and that recognizes elections to be taxed as an S corporation.

                  (o) Changes, Dividends, etc. Except for the transactions contemplated by this Agreement, since the Balance Sheet Date InfoAccess has not:
(i) incurred any debts, obligations, or liabilities, absolute, accrued, or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business or in connection with the transactions contemplated hereby; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment or distribution to shareholders, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (iv) mortgaged, pledged, or subjected to lien, charge, security interest, or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) cancelled or compromised any material debt or claim, or waived or released any material right; (vii) suffered any material physical damage, destruction, or loss (whether or not covered by insurance); (viii) entered into any transaction other than in the ordinary course of business or in connection with the transactions contemplated hereby; (ix) issued or sold any shares of capital stock or other securities, except in connection with the exercise of options or warrants outstanding as of the Balance Sheet Date, or granted any options, warrants, or other purchase rights with respect thereto; (x) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its employees or directors, or made any bonus payment or similar arrangement with any employees or directors or increased the scope or nature of any fringe benefits provided for its employees or directors; (xii) entered into any foreign exchange contracts or any other hedging arrangements; or (xiii) agreed to do any of the foregoing other than pursuant to this Agreement except as disclosed on Schedule 5.1(o). Since the Balance Sheet Date, the business of InfoAccess has been carried on only in the ordinary and usual course, and there has been no material adverse change in the financial condition, operations, results of operations, management or business of InfoAccess.

                  (p) Title to the Assets. InfoAccess has good and marketable title to all of its assets, free and clear of all liens, pledges, security interests, conditional sale agreements, license agreements, charges and encumbrances that shall continue after the Effective Time, except encumbrances listed and described in Schedule 5.1(p) attached hereto, liens for current real or personal property taxes not yet due and payable, liens imposed by law and incurred in the ordinary course for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like, or encumbrances that do not have a material adverse effect on InfoAccess.

                  (q) Receivables. InfoAccess' accounts receivable as of the Balance Sheet Date have arisen in the normal course of the operation of InfoAccess' business, and constitute valid and binding obligations of the account debtors and obligors, enforceable in accordance with their terms at the amount recorded therefor in the books and records of InfoAccess (without giving effect to any allowance for doubtful accounts) and are not and shall not be subject to any discounts, whether for prompt payment, failure of the subject products to perform in accordance with specifications, or other contingencies. Except as set forth in

Schedule 5.1(q), there are no accounts receivable which are contingent upon the performance of future services or acceptance testing.

                  (r) Condition of Assets. The plant, offices and equipment owned or leased by InfoAccess have been kept in good condition and repair in the ordinary course of business, ordinary wear and tear excepted.

                  (s) Inventory; Work/Contracts in Process. All inventories reflected on the Balance Sheet as of the Balance Sheet Date and all inventories that have been acquired or produced since that date are stated in accordance with generally accepted accounting principles at lower of cost or market. All inventories are of a quality and quantity usable by InfoAccess in the ordinary course of its business. All inventories of InfoAccess as of the Balance Sheet Date are located at InfoAccess' facility in Bellevue, Washington, except for demonstration and evaluation copies of software.

                  (t) Fixed Assets. Schedule 5.1(t) contains a true and complete list, as of August 31, 1999, of all furniture, fixtures, machinery, equipment, tools, spare parts and other fixed assets either owned or leased by InfoAccess which have a value in excess of $5,000, reflecting whether they are owned or leased. All such tangible personal property which is currently being used by InfoAccess in the conduct of its business is in good and usable condition, normal wear and tear excepted.

                  (u) Year 2000 Compliance. Except as described in Schedule 5.1(u) attached hereto, to the best knowledge of InfoAccess all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by InfoAccess will manage and manipulate data involving all dates from the twentieth and twenty-first centuries without functional or data abnormality related to such dates that will materially interfere with the normal operation of the business of InfoAccess.

                  (v) Product Warranties and Claims. The accrual for warranty related expenses as of the Balance Sheet Date adequately reflects an amount appropriate for satisfaction of warranty claims (or other similar InfoAccess obligations) due in respect of goods sold or services provided by InfoAccess prior to the Balance Sheet Date. Such provision has been established in accordance with generally accepted accounting principles. InfoAccess has not received any complaint to the effect that InfoAccess failed in any material respect to meet its obligation to service any such products sold or serviced.

                  (w) Intellectual Property Rights. Schedule 5.1(w) attached hereto lists and correctly describes all patents, and all registered trademarks, trade names, service marks and copyrights (and all applications therefor) embodied in or related to InfoAccess' business. To the best knowledge of InfoAccess, InfoAccess (i) owns or has the exclusive right to use, except for licenses granted to customers, distributors, vendors and developers in the ordinary course of InfoAccess' business, all such patents, trademarks, trade names, service marks and copyrights (and all applications therefor), and InfoAccess has the right to use all trade secrets, inventions, know-how, designs, processes, computer programs, specifications and formulas necessary to conduct its business as currently conducted, and (ii) is not unlawfully using and has not unlawfully used any confidential information or trade secrets of others. Schedule 5.1(w) identifies each item of intellectual property listed above that any third party owns and InfoAccess has the right to use pursuant to license, sublicense, or agreement, except for off-the-shelf software. Except as set forth in Schedule 5.1(w), InfoAccess is not obligated to pay royalties, fees, or other payments to any owner of, licensor of, or other claimant to any patent, trademark, service mark, trade name, copyright, or other intellectual property. InfoAccess has not transferred or conveyed any rights to others in the intellectual property of InfoAccess, other than rights to use that are incidental to sales and development of InfoAccess' products. To the best knowledge of InfoAccess, InfoAccess is not infringing upon, and has not in the past infringed upon, any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses, or other intellectual property rights (nor has InfoAccess received written notice with respect to any of the foregoing). All computer programming with respect to InfoAccess' business has been performed by employees of InfoAccess and all user documentation has been authored by employees of InfoAccess. Except as provided in Schedule 5.1(w), no intellectual property of InfoAccess has been escrowed or stored, or is required to be escrowed or stored, on behalf of or for the benefit of any person other than InfoAccess. InfoAccess has used and is using commercially reasonable methods to protect its intellectual property rights.

                  (x) Contracts, Leases, Commitments, and Agreements. To the extent not listed and described on any other Schedule hereto, Schedule 5.1(x) hereto lists (A) all contracts, leases, commitments, and agreements (other than purchase orders from customers), oral or written, to which InfoAccess is a party or by which it is bound that (i) provide for aggregate payments of at least $10,000, (ii) contain an escalation, renegotiation, or redetermination clause, (iii) cannot be cancelled by InfoAccess without liability, premium or penalty (in excess of $10,000) on notice of not more than 30 days, (iv) obligate InfoAccess not to compete with another party or obligate another party not to compete with InfoAccess, (v) concern any distributorship, cooperative marketing or engineering arrangements between InfoAccess and others, or (vi) commit InfoAccess to lend any money, or provide that InfoAccess guarantees the obligations of any person or indemnifies any person (other than intellectual property indemnities entered into in the ordinary course of business), and (B) any other agreements or arrangements currently in force and effect and material to InfoAccess (the "Listed Contracts"). InfoAccess and, to the best knowledge of InfoAccess, each other party thereto have in all respects substantially performed all obligations required to be performed by them to date, and are not in default under any of the Listed Contracts. Other than those which, by their terms, have expired and under which InfoAccess has no continuing obligations or rights, each of the contracts required to be listed on Schedule 5.1(x) is in full force and effect and InfoAccess has not waived or assigned to any other person any of its rights thereunder.

                  (y) Composition of Assets. The assets of InfoAccess, including leased assets, comprise all material property and assets employed by InfoAccess in its business.

                  (z) Insurance. InfoAccess has in force the property and casualty insurance described on Schedule 5.1(z) attached hereto. All policies providing such insurance are in full force and effect, all premiums due under such policies as of the date hereof have been paid, and InfoAccess has received no notice of impending cancellation or nonrenewal thereof.

                  (aa) Conflicts of Interest. To the best knowledge of InfoAccess, no officer, director or shareholder of InfoAccess or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (i) in any entity that does business with InfoAccess, (ii) in any material property, asset, or right that is used by InfoAccess in the conduct of its business, or (iii) in any contractual relationship with InfoAccess other than as an employee. For the purpose of this
Section 5.1(aa), there shall be disregarded any interest that arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

                  (bb) Customer Lists. Schedule 5.1(bb) attached hereto identifies the top 10 customers of InfoAccess, in terms of dollars of sales, for each of the year ended December 31, 1998, and for the eight months ended August 31, 1999.

                  (cc) Bank Accounts. Schedule 5.1(cc) attached hereto identifies each account, lock box and safe deposit box of InfoAccess with any bank, financial, or other institution, together with the names of all persons authorized to draw therefrom and to have access thereto.

                  (dd) Full Disclosure. The representations and warranties of InfoAccess contained in this Agreement or in any certificate or other writing delivered by InfoAccess pursuant hereto or in connection with the Merger do not contain any untrue statement of a material fact or, taken together, omit to state a material fact necessary in order to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

                  (ee) Information to InfoAccess Shareholders. The information with respect to InfoAccess contained in the Information Statement (as defined in Section 6.9) will not, at the time it is mailed to shareholders of InfoAccess, at the time of the InfoAccess shareholder meeting convened to approve this Agreement and at the Effective Time, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (ff) Number of Purchasers. To the best knowledge of InfoAccess, there will be no more than 35 non-accredited purchasers (as calculated under Rule 501(e) of the Securities Act) of securities of IntraNet Solutions in connection with the Merger.

                  (gg) Pooling of Interests; Reorganization. To the best knowledge of InfoAccess after due investigation, neither InfoAccess nor any of the Significant Shareholders nor any other affiliate of InfoAccess has (i) taken any action or failed to take any action which action or failure would jeopardize treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         5.2 Representations and Warranties of IntraNet Solutions and Merger Sub. IntraNet Solutions and Merger Sub each represents and warrants to InfoAccess and the Significant Shareholders that:

                  (a) Corporate Organization. Each of IntraNet Solutions and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. True and correct copies of the Articles of Incorporation and By-Laws of IntraNet Solutions and Merger Sub in effect as of the date of this Agreement have been provided to InfoAccess.

                  (b) Qualification to do Business. Each of IntraNet Solutions and its subsidiaries is duly qualified or licensed to do business as a foreign corporation in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and failure to be so qualified would have a material adverse effect on IntraNet Solutions and its subsidiaries, taken as a whole.

                  (c) Corporate Power. IntraNet Solutions has the requisite power and authority (corporate or otherwise) to own and operate its properties and to carry on its business as now being conducted. Each of IntraNet Solutions and Merger Sub has the requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

                  (d) Corporate Authority. The execution and delivery of this Agreement by IntraNet Solutions and Merger Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of IntraNet Solutions and Merger Sub. Without limiting the generality of the foregoing, no approval of this Agreement by the shareholders of IntraNet Solutions is required. This Agreement and all other instruments required hereby to be executed and delivered by IntraNet Solutions or Merger Sub have been, or shall be, duly executed and delivered by authorized officers of IntraNet Solutions or Merger Sub, as the case may be, and are, or when delivered shall be, legal, valid and binding obligations of IntraNet Solutions and Merger Sub, enforceable against IntraNet Solutions and Merger Sub in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (e) Authorization for IntraNet Solutions Common Shares. IntraNet Solutions has taken all necessary action to permit it to issue the number of IntraNet Solutions Common Shares required to be issued under Article
IV. The IntraNet Solutions Common Shares issued under Article IV shall, when issued in accordance therewith, be validly issued, fully paid and nonassessable and no shareholder of IntraNet Solutions shall have any preemptive right of subscription or purchase in respect thereof.

                  (f) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by IntraNet Solutions and Merger Sub of the transactions contemplated hereby shall (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of IntraNet Solutions and Merger Sub; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental authority, except (A) filings by IntraNet Solutions under the applicable requirements of the Securities Exchange Act, the Nasdaq Stock Market, and the Securities Act and applicable state securities laws, and (B) the filing of Articles of Merger under the WBCA and appropriate documents with the relevant authorities of other states in which InfoAccess is authorized to do business; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions, or provisions of any note, license, agreement, or other instrument or obligation to which IntraNet Solutions or Merger Sub or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or such as would not have a material adverse effect on IntraNet Solutions and its subsidiaries, taken as a whole; or
(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.2(f) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to IntraNet Solutions or Merger Sub or to any of their respective assets.

                  (g) Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub.

                  (i) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                  (ii) As of the date of this Agreement and the Effective Time, the capital stock of Merger Sub is and shall be owned 100% by IntraNet Solutions directly. Further, there are not as of the date of this Agreement and there shall not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments, or any other agreements of any character which Merger Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem, or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

                  (iii) As of the date of this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and shall not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                  (iv) IntraNet Solutions shall take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub in connection with the Merger.

                  (h)      SEC Reports; Financial Statements; Capitalization.

                  (i) Since April 1, 1998, IntraNet Solutions has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents (the "IntraNet Solutions SEC Reports") required to be filed by it under the federal securities laws and the SEC rules and regulations thereunder, all of which complied as to form in all material respects with all applicable requirements of the Securities Exchange Act. True and correct copies of the IntraNet Solutions SEC Reports filed with the SEC since April 1, 1998 have been furnished to InfoAccess and the Significant Shareholders. None of the IntraNet Solutions SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The consolidated balance sheets and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows (including the related notes thereto) of IntraNet Solutions included in the IntraNet Solutions SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, are in accordance with the books and records of IntraNet Solutions, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of IntraNet Solutions and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  (iii) On the date hereof, the authorized capital stock of IntraNet Solutions consists of 25,000,000 shares of stock, of which, 21,249,343 shares have been designated as common stock, 550,350 shares have been designated as preferred stock and 3,200,307 shares remain undesignated. As of the date hereof, 15,091,747 shares of common stock and no shares of preferred stock were issued and outstanding. As of the date hereof, except for (A) employee stock options to purchase 1,861,734 IntraNet Solutions Common Shares, and (B)

         1,116,400 IntraNet Solutions Common Shares that may be issued upon exercise of IntraNet Solutions outstanding common stock purchase warrants, there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, or other rights obligating IntraNet Solutions to issue or sell any shares of capital stock of IntraNet Solutions.

                  (i) Absence of Certain Changes or Events. Except as disclosed in the IntraNet Solutions SEC Reports and except for the transactions contemplated hereby, since June 30, 1999, the business of IntraNet Solutions has been carried on only in the ordinary and usual course, and there has been no material adverse change in the financial condition, operations, results of operations, management, or business of IntraNet Solutions since June 30, 1999.

                  (j) Actions, Suits, Proceedings. The IntraNet Solutions SEC Reports accurately disclose as of the date hereof all actions, claims, suits, proceedings and governmental investigations pending or, to the best knowledge of IntraNet Solutions, threatened, which are required to be disclosed therein by the Securities Exchange Act or would reasonably be expected to have a material adverse effect on the financial condition or results of operations of IntraNet Solutions and its subsidiaries, taken as a whole.

                  (k) Full Disclosure. The representations and warranties of IntraNet Solutions and Merger Sub contained in this Agreement or in any certificate or other writing delivered by IntraNet Solutions or Merger Sub pursuant hereto or in connection with the Merger do not contain any untrue statement of a material fact, or, taken together, omit to state material fact necessary in order to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

                  (l) Information to InfoAccess Shareholders. The information with respect to IntraNet Solutions contained in the Information Statement (as defined in Section 6.9) will not, at the time it is mailed to shareholders of InfoAccess, at the time of the InfoAccess shareholder meeting convened to approve the Agreement and at the Effective Time, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (m) Pooling of Interests; Reorganization. To the best knowledge of IntraNet Solutions after due investigation, neither IntraNet Solutions nor any affiliate of IntraNet Solutions has (i) taken any action or failed to take any action which action or failure would jeopardize treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE VI

                                CERTAIN COVENANTS

         6.1 Conduct of InfoAccess' Business Pending the Merger. InfoAccess warrants and agrees that from and after the date hereof to the Effective Time, except for entering into this Agreement and consummating the transactions expressly contemplated hereby or to the extent that IntraNet Solutions shall otherwise consent in writing:

                  (a) InfoAccess shall operate its business substantially as currently planned or operated and only in the ordinary course and, consistent with such operation, it has and shall use its reasonable efforts to preserve intact its present business organization and employees and its relationships with persons having business relationships with it. InfoAccess shall maintain its books and records during such period in a manner consistent with past practice.

                  (b) No amendment shall be made to the Articles of Incorporation or the By-Laws of InfoAccess.

                  (c) There shall be no changes in the number of shares, par value or class of authorized or issued capital stock of InfoAccess (except for the exercise, in accordance with the terms thereof, of employee stock options and warrants outstanding on the date hereof). In addition, InfoAccess shall not grant any option, warrant, convertible security, or other right to acquire any shares of capital stock of InfoAccess.

                  (d) There shall not be any declaration or payment of any dividend or other distribution in respect of the capital stock of InfoAccess.

                  (e) InfoAccess shall not (i) enter into any employment contract or consulting agreement or make any offer of employment to any person or offer to engage any person as a consultant, or (ii) increase the wages, salary, fees, or other compensation of any person(s) presently employed or rendering any service(s) to InfoAccess.

                  (f) Except in the ordinary course of business, InfoAccess shall not materially amend or renew, or waive or release any rights of material value under, any Listed Contract or enter into any contract that would have been a Listed Contract had it been in effect at the date hereof.

                  (g) InfoAccess shall not commit itself to any of the foregoing.

         6.2 Books and Records; Access and Information. From the date of this Agreement until the Effective Time, InfoAccess shall give to IntraNet Solutions, its officers and representatives reasonable access to the premises, books, and records of InfoAccess, and provide IntraNet Solutions with such financial and operating data and other information with respect to its business and properties as it shall from time to time reasonably request, including, without limitation, all interim financial data as soon as it becomes available; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of InfoAccess.

         6.3 Notification of Certain Matters. Subsequent to the date of this Agreement and on or prior to the Effective Time, InfoAccess and IntraNet Solutions shall each promptly notify the other of:

                  (a) the receipt of any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, under any material agreement to which it is a party or to which it or any of its respective material properties or assets may be subject or bound;

                  (b) the receipt of any notice or other communication from any third party whose consent or approval is or may be required in connection with the transactions contemplated by this Agreement, denying or threatening to deny such consent or approval;

                  (c) the receipt of any notice or other communication from any governmental regulatory agency or authority in connection with the transactions contemplated hereby;

                  (d) any material adverse change in its consolidated business, consolidated financial condition, operating results, assets, business prospects, management, employee relations, or customer relations, or the occurrence of an event or development that, so far as reasonably can be foreseen at the time of its occurrence, would reasonably be expected to result in any such change; or

                  (e) any condition or fact that would not permit it to satisfy a condition to the other's obligation to effect the transactions contemplated hereby, including the Merger.

         6.4 Tax Distributions. InfoAccess shall make no income tax related distributions to shareholders with respect to their ownership of InfoAccess Shares in cash on or before the Closing.

         6.5      Outstanding InfoAccess Stock Options and Warrants. Schedule
6.5 lists each outstanding option and warrant to purchase InfoAccess Shares, identifying the holder of such option or warrant, the number of shares, exercise price, date of grant, whether the option is an incentive or non-qualified stock option, and vesting schedule related thereto. As of the Effective Time, IntraNet Solutions shall adopt the 1990 Amended and Restated Stock Option Plan and the 1995 Stock Option Plan of InfoAccess (collectively, the "InfoAccess Option Plan") and shall become the "Company" as defined in the InfoAccess Option Plan. As of the Effective Time, IntraNet Solutions shall issue a substitute warrant or a substitute stock option, pursuant to the InfoAccess Option Plan, for each such outstanding warrant or option, such substitute warrant or option to evidence the right to purchase a number of IntraNet Solutions Common Shares (decreased to the nearest whole share) equal to the number of IntraNet Solutions Common Shares that the warrant holder or optionee would have been entitled to receive upon the Merger had such warrant holder or optionee exercised the warrant or option in full immediately prior to the Effective Time (irrespective of whether such warrant or option was then immediately exercisable), at a price per share (increased to the nearest whole cent) determined by dividing (a) the exercise price per share applicable to the InfoAccess Shares subject to such warrant or option immediately prior to the Effective Time by (b) 0.31230. The terms and conditions of such options to purchase IntraNet Solutions Common Shares shall be in all material respects the same as the terms and conditions of such options to purchase InfoAccess Shares for which they were substituted, except that the period during which an option may be exercised following termination of employment shall be six months in order to conform with the terms of the IntraNet Solutions 1994-1997 Stock Option Plan, as implemented. The options identified on Schedule 6.5 as incentive stock options shall be substituted with incentive stock options to purchase IntraNet Solutions Common Shares, and the options identified on Schedule 6.5 as non-qualified stock options shall be substituted with non-qualified stock options to purchase IntraNet Solutions Common Shares. In connection with the issuance of such options to purchase IntraNet Solutions Common Shares, IntraNet Solutions is relying solely upon InfoAccess' representations in Schedule 6.5 as to whether or not the listed options qualify as incentive stock options and IntraNet Solutions shall not be responsible to the optionee or anyone else if such determination is alleged or proves to be incorrect. As soon as reasonably practicable after the Effective Time, IntraNet Solutions shall prepare and file with the SEC a Registration Statement on Form S-8 with respect to the IntraNet Solutions Common Shares issuable upon exercise of such substitute options.

         6.6 Grant of New Stock Options. Employees of InfoAccess shall, from and after the Effective Time, be eligible to receive options pursuant to the InfoAccess Option Plan or 1994-1997 Stock Option and Compensation Plan of IntraNet Solutions which, upon grant, shall be evidenced by a written stock option agreement, substantially in the form heretofore employed by IntraNet Solutions, stating the terms and conditions thereof.

         6.7 Compliance with Rule 144. From the date hereof, IntraNet Solutions shall timely prepare and file all documents required to be filed with any governmental authority, and provide any information to the Holdback Shareholders or their representatives as shall be necessary to enable them to sell unregistered IntraNet Solutions Common Shares in accordance with Rule 144 under the Securities Act (or any successor rule or regulation adopted by the SEC for the same general purpose), including the applicable holding period requirements.

         6.8 Custodian Agreement. For purposes of Article VIII, the parties hereto, and each other holder of InfoAccess Shares immediately prior to the Effective Time, will, at or prior to the Effective Time, enter into the Custodian Agreement substantially in the form attached hereto as Exhibit A. The Custodian Agreement will designate Norwest Bank Minnesota, National Association, as the initial custodian thereunder (the "Custodian"), to whom IntraNet Solutions Common Shares constituting a portion of the Merger Consideration will be issued in its capacity as such custodian under Section 4.5.

         6.9      Approval of InfoAccess Shareholders; Information Statement.

                  (a) InfoAccess will (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, (ii) recommend to its shareholders approval of this Agreement and the transactions contemplated hereby, and (iii) use its best efforts to obtain the necessary approval. In connection with such meeting of shareholders, InfoAccess will undertake to submit to its shareholders, in such form mutually agreed to by IntraNet Solutions and InfoAccess, an information statement containing information regarding InfoAccess, IntraNet Solutions and the Merger (the "Information Statement"). The parties contemplate that such Information Statement will contain the information required under Rule 502 of the Securities Act.

                  (b) Each of the Significant Shareholders shall vote all of their InfoAccess Shares for approval of this Agreement and the transactions contemplated hereby.

         6.10 No Solicitation. Prior to the Effective Time, InfoAccess will not (nor will InfoAccess permit any of its officers, directors, agents, representatives, or affiliates to), directly or indirectly, take any of the following actions with any party other than IntraNet Solutions and its designees:

                  (a) solicit, encourage, initiate, or, except actions which InfoAccess' Board of Directors determines in good faith, based upon the advice of outside legal counsel, are required pursuant to its fiduciary duties under applicable law, participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of InfoAccess' business, assets, or properties, or to purchase or acquire capital stock of InfoAccess whether by merger, purchase of assets, tender offer, or otherwise (an "Acquisition");

                  (b) except actions which InfoAccess' Board of Directors determines in good faith, based upon the advice of outside legal counsel, are required pursuant to its fiduciary duties under applicable law, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning InfoAccess' business and properties or afford to any person or entity access to its properties, books or records; or

                  (c) except actions which InfoAccess' Board of Directors determines in good faith, based upon the advice of outside legal counsel, are required pursuant to its fiduciary duties under applicable law, assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (a) above.

         In the event InfoAccess shall receive any such written offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, InfoAccess shall immediately inform IntraNet Solutions in writing as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with IntraNet Solutions by furnishing any information it may reasonably request.

         6.11 Good Faith Efforts; Cooperation. The parties hereto shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions to the obligations of the parties under this Agreement, and to cause the Merger to be carried out promptly in accordance with the terms hereof. InfoAccess shall promptly seek and use its best efforts to obtain any required consents to the Merger under the agreements listed in "Schedule 5.1, InfoAccess Schedule of Exceptions"; and InfoAccess shall keep IntraNet Solutions informed of its progress in obtaining such consents, including notifying IntraNet Solutions promptly if any party to such agreements has indicated its unwillingness to provide a consent. Each party shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the Merger and the other transactions contemplated by this Agreement. The parties shall cooperate fully with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         6.12 Employee Plans. Subject to compliance with pooling of interest accounting treatment of the Merger, IntraNet Solutions shall take such reasonable actions as are necessary to allow those persons who are employees of InfoAccess as of the Effective Time to participate in IntraNet Solutions' employee benefit plans, as in effect from time to time, subject to any eligibility requirements applicable to such plans, with full credit for years of past service to InfoAccess for the purpose of satisfying any eligibility and vesting periods and any other requirements with respect to entitlement to benefits applicable to such plans.

         6.13 Confidentiality. The parties acknowledge that IntraNet Solutions and InfoAccess have previously executed a Confidentiality Agreement dated August 27, 1999 (the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

         6.14 Public Disclosure. Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby shall be made by any party hereto unless approved by IntraNet Solutions and InfoAccess prior to release, provided that such approval shall not be unreasonably withheld, and subject, in the case of IntraNet Solutions, to IntraNet Solutions' obligation to comply with applicable securities laws.

         6.15 Pooling Accounting. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of IntraNet Solutions, Merger Sub, InfoAccess, or the Significant Shareholders shall knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

         6.16 FIRPTA. InfoAccess shall deliver to the Internal Revenue Service a notice that the InfoAccess Shares are not a "U.S. Real Property Interest" as defined in and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         6.17 Blue Sky Laws. IntraNet Solutions shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the IntraNet Solutions Common Shares pursuant hereto. InfoAccess shall use its best efforts to assist IntraNet Solutions as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of IntraNet Solutions Common Shares pursuant hereto.

         6.18 Tax-Free Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of IntraNet Solutions, Merger Sub, InfoAccess or the Significant Shareholders shall knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         6.19 State Takeover Laws. If any state takeover law shall become applicable to the transactions contemplated hereby, IntraNet Solutions and InfoAccess and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

         6.20    Affiliate Agreements.

                 (a) InfoAccess Affiliates. Schedule 6.20 sets forth those persons who are, in InfoAccess' reasonable judgment, "affiliates" of InfoAccess within the meaning of Rule 144 (each such person who is an "affiliate" of InfoAccess within the meaning of Rule 144 is referred to as an "Affiliate") promulgated under the Securities Act. InfoAccess shall provide IntraNet Solutions such information and documents as IntraNet Solutions shall reasonably request for purposes of reviewing such list. InfoAccess shall use its best efforts to deliver or cause to be delivered to IntraNet Solutions, concurrently with the execution of this Agreement (and in each case prior to the Effective
Time) from each of the Affiliates of InfoAccess an executed Affiliate Agreement in the form attached hereto as Exhibit B. IntraNet Solutions shall be entitled to place appropriate legends on the certificates evidencing any IntraNet Solutions Common Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for IntraNet Solutions Common Shares, consistent with the terms of such Affiliate Agreements.

                 (b) IntraNet Solutions Affiliates. IntraNet Solutions shall use its best efforts to obtain, prior to the Effective Time, from each of the Affiliates of IntraNet Solutions an executed agreement from such Affiliate to the effect that such Affiliate will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any IntraNet Solutions Common Shares or any securities convertible into or exercisable or exchangeable for IntraNet Solutions Common Shares, or reduce such Affiliate's risk relating thereto in any other way, for a period beginning on the Closing Date and ending at such time as IntraNet Solutions has published financial results covering at least 30 days of combined operations of IntraNet Solutions, Merger Sub and InfoAccess after the Merger becomes effective.

         6.21 Nasdaq Listing. IntraNet Solutions will file an application for listing of additional shares in accordance with the rules of the Nasdaq Stock Market in order to have the IntraNet Solutions Common Shares constituting the Merger Consideration and the IntraNet Solutions Common Shares covered by the substitute options referred to in Section 6.5 approved for listing on the Nasdaq National Market and will use its best efforts to have such application approved by the Nasdaq Stock Market prior to the Closing.

         6.22    Registration Requirements.

                 (a) Required Registration. Following the Closing, and to facilitate resale of the IntraNet Solutions Common Shares constituting the Merger Consideration (the "Registrable Shares") by the shareholders of InfoAccess receiving Registrable Shares as a result of the Merger (the "Selling Shareholders") to the public following the Closing, IntraNet Solutions shall use its reasonable best efforts to prepare and file, and cause to become effective on or prior to February 14, 2000, a registration statement under the Securities Act covering all of the Registrable Shares and shall use its reasonable best efforts to cause such registration statement to become effective. Such registration statement shall be on Form S-3 or any successor form promulgated by the SEC. In the event that IntraNet Solutions shall not be eligible to use Form S-3, IntraNet Solutions shall be obligated to prepare, file and cause to become effective such registration statement on Form S-1, S-2, or other applicable form or any other successor form promulgated by the SEC at IntraNet Solutions' election, in which case references herein to "Form S-3" shall be deemed to refer to such other form. In IntraNet Solutions' sole discretion, such registration statement may include IntraNet Solutions Common Shares held by other shareholders of IntraNet Solutions.

                 (b) Registration Procedures. IntraNet Solutions will use its reasonable best efforts to:

                 (i) prepare and file with the SEC such registration statement as set forth above, and use its reasonable best efforts to cause such registration statement to become and remain effective until the earlier of one year from the date upon which such registration statement is declared effective by the SEC or the date that all Registrable Shares registered on such registration statement have been sold by the Selling Shareholders;

                 (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectuses contained therein as may be necessary to keep such registration statements effective for the period described in clause (i) above;

                 (iii) notify the Selling Shareholders as to the filing of such registration statement and of all amendments or supplements thereto;

                 (iv) subject to Section 6.22(f) hereof, prepare promptly upon request of the Selling Shareholders or any underwriter for the Selling Shareholders, during the period during which IntraNet Solutions is obligated to keep such registration statement effective, such amendment or amendments to such registration statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

                 (v) furnish the Selling Shareholders with copies of such opinions of counsel and accountants' "comfort" letters as they reasonably may request with respect to the registration of the Registrable Shares, any registration statement covering the Registrable Shares and the financial statements included therein;

                 (vi) in connection with the preparation and filing of such registration statement, give the Selling Shareholders and any underwriter, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of IntraNet Solutions with its officers and the independent accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Shareholders and such underwriters, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

                 (vii) subject to Section 6.22(f) hereof, prepare and promptly file with the SEC and promptly notify the Selling Shareholders of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event with respect to IntraNet Solutions shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (viii) furnish to the Selling Shareholders and to the underwriters, if any, of the Registrable Shares to be registered such reasonable number of copies of such registration statement, preliminary prospectus, final prospectus, prospectus supplements and such other documents as the Selling Shareholders or such underwriters may reasonably request in order to facilitate the public offering of the Registrable Shares;

                 (ix) register or qualify the Registrable Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Selling Shareholders may reasonably request in writing, except that IntraNet Solutions shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                 (x) notify the Selling Shareholders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective;

                 (xi) notify the Selling Shareholders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (xii) subject to Section 6.22(f) hereof, prepare and file with the SEC, promptly upon the request of the Selling Shareholders or any underwriter, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Selling Shareholders (and concurred in by counsel for IntraNet Solutions), is required or advisable under the Securities Act in connection with the distribution of the Registrable Shares by the Selling Shareholders;

                 (xiii) advise the Selling Shareholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or any amendment thereto or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                 (xiv) not file any amendment or supplement to such registration statement or prospectus to which the Selling Shareholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for IntraNet Solutions the filing of such amendment or supplement is reasonably necessary to protect IntraNet Solutions from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

                 (c) Expenses. With respect to such registration, IntraNet Solutions shall bear the following fees, costs and expenses: all registration, filing and National Association of Securities Dealers, Inc. fees, printing expenses, fees and disbursements of counsel and accountants for IntraNet Solutions, all internal IntraNet Solutions expenses, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Registrable Shares are to be registered or qualified. Fees and disbursements of counsel and accountants for the Selling Shareholders, as the selling security holders, underwriting discounts and commissions and transfer taxes and any other expenses incurred by the Selling Shareholders not expressly included above shall be borne by the Selling Shareholders.

                 (d)   Indemnification.  With respect to such registration:

                 (i) IntraNet Solutions will indemnify and hold harmless the Selling Shareholders, and any underwriter (as defined in the Securities
         Act) for the Selling Shareholders and each person, if any, who controls the Selling Shareholders or such underwriter within the meaning of the Securities Act, from and against, and will reimburse the Selling Shareholders and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost, or expense (including legal fees) to which the Selling Shareholders or any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation or alleged violation by IntraNet Solutions of the Securities Act, the Exchange Act, any state securities law or any regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that IntraNet Solutions will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Selling Shareholder, underwriter or such controlling person in writing specifically for use in the preparation thereof.

                 (ii) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless IntraNet Solutions, its directors and officers, any controlling person and any underwriter from and against, and will reimburse IntraNet Solutions, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense (including legal fees) to which IntraNet Solutions or any controlling person and/or any director, officer, or underwriter may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Selling Shareholder specifically for use in the preparation thereof. Notwithstanding the provisions of this Section 6.22(d)(ii), no Selling Shareholder shall be required to indemnify IntraNet Solutions, its directors and officers, any controlling person and any underwriter in an amount in excess of the total price received by such Selling Shareholder upon the sale of Registrable Shares pursuant to such registration statement.

                 (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section 6.22(d) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against an indemnifying party pursuant to the provisions of said paragraphs (i) or (ii), notify such indemnifying party of the commencement thereof; but the omission to so notify such indemnifying party will not relieve it from any liability which it may have to the indemnified party hereunder except to the extent that the indemnifying party was prejudiced by such failure to so notify. In case such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release from all liability in respect to such claim or litigation.

                 (e)   Contribution.

                 (i) If the indemnification provided for in Section 6.22(d) from the indemnifying party is unavailable to or unenforceable by the indemnified party in respect to any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.22(d), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 (ii) IntraNet Solutions and InfoAccess agree that it would not be just and equitable if contribution pursuant to this Section 6.22(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6.22(e)(i). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (iii) If indemnification is available under Section 6.22(e), the indemnifying party shall indemnify each indemnified party to the full extent provided in Section 6.22(e) without regard to the relative fault of the indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.22(e).

                 (f) Right to Suspend Sales. IntraNet Solutions may suspend sales of Registrable Shares under such registration statement for a limited time, which in no event shall be longer than 90 days, if (a) such sales would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus or other filing with the SEC), a proposed financing, reorganization, recapitalization, merger, acquisition, consolidation, or similar transaction or other development involving or with respect to IntraNet Solutions (including, without limitation, through the premature disclosure thereof) or (b) IntraNet Solutions is conducting a public offering of capital stock (including during the effectiveness of any registration statement pertaining thereto) and the managing underwriter concludes in its reasonable judgment that sales of Registrable Shares held by the Selling Shareholders would materially adversely affect the success of the offering. IntraNet Solutions will promptly notify the Selling Shareholders any time sales of Registrable Shares under such registration statement are suspended and will promptly notify the Selling Shareholders of the termination of any such suspension.

                 6.23 Payment of Certain Obligations. IntraNet Solutions shall cause to be paid (i) at the Closing, the unpaid principal balance of the Promissory Note, dated May 8, 1999 due to the Culbertson Family Trust, together with any accrued and unpaid interest thereon, (ii) within thirty days after Closing, to each employee of InfoAccess, the amount of accrued salary payable, if any, to such employee as of the Closing Date and (iii) within 30 days after the Closing Date, to each employee of InfoAccess the amount, based on the employee's ordinary wage rate or salary expressed as an hourly rate based on a year consisting of 2,080 working hours, of the employee's accrued vacation and personal days in excess of 40 hours, if any, as of the Closing Date.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

          7.1 Conditions to Obligation of IntraNet Solutions and Merger Sub to Close. The obligation of IntraNet Solutions and Merger Sub to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by IntraNet Solutions) prior to or at the Closing of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of InfoAccess contained in this Agreement shall have been true and correct in all material respects as of the date hereof. In addition, except as required by the express terms of this Agreement or otherwise consented to in writing by IntraNet Solutions, all representations and warranties of InfoAccess contained in this Agreement shall be true and correct on the Closing Date with the same effect as though made at and as of such date, unless the aggregate effect of such representations and warranties that are not true and correct would not have a material adverse effect on the financial condition, business, assets, or results of operations of InfoAccess.

                 (b) Observance and Performance. InfoAccess and the Significant Shareholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

                 (c) No Adverse Change. There shall have occurred no material adverse change in the business, financial condition, management, or results of operations of InfoAccess since the Balance Sheet Date that shall have not been cured to IntraNet Solutions' reasonable satisfaction.

                 (d) Officers' Certificate. InfoAccess shall have delivered to IntraNet Solutions a certificate, dated the Closing Date, executed by the President and the Treasurer of InfoAccess and certifying to the satisfaction of the conditions specified in Sections 7.1(a), (b) and (c) of this Agreement, insofar as they relate to InfoAccess.

                 (e) Certificate of Significant Shareholders. The Significant Shareholders shall have delivered to IntraNet Solutions a certificate or certificates, dated the Closing Date, executed by each of the Significant Shareholders, and certifying to the satisfaction of the conditions specified in
Section 7.1(b) of this Agreement, insofar as they relate to the Significant Shareholders.

                 (f) Legal Opinion. IntraNet Solutions shall have received an opinion, dated the Closing Date, from Perkins Coie LLP, counsel to InfoAccess, substantially in the form attached hereto as Exhibit C.

                 (g) Custodian Agreement. The Custodian Agreement shall have been executed and delivered by all parties thereto.

                 (h) Employment Agreements. Each of Messrs. Culbertson and Freeman shall have entered into an employment agreement with IntraNet Solutions in the forms attached hereto as Exhibit D-1 and D-2, respectively, with such changes thereto as may be mutually acceptable to such individuals, respectively, and IntraNet Solutions.

                 (i) No Legal Actions. No court or governmental authority shall have issued an order, not subsequently vacated, restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person, firm, corporation, or governmental agency shall have instituted an action or proceeding (other than an action or proceeding commenced or induced by IntraNet Solutions in an effort to terminate or restrain performance under this Agreement) which shall not have been previously dismissed seeking to restrain, enjoin, or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

                  (j) Shareholder Approval; Dissenting Shares. This Agreement and the transactions contemplated hereby shall have been duly and validly approved by the shareholders of InfoAccess in accordance with all applicable requirements. Holders of no more than five percent of the outstanding InfoAccess Shares shall have given notice of intent to demand the fair value of their InfoAccess Shares in connection with the Merger in accordance with the WBCA.

                  (k) Investment Letters. Each of the InfoAccess shareholders shall have delivered to IntraNet Solutions a letter in the form of Exhibit E hereto (and completed all attachments). Such completed investment letters shall disclose that of the holders of InfoAccess Shares at the Effective Time there are no more than 35 non-accredited purchasers (as calculated in accordance with Rule 501(e) under the Securities Act). In addition, each such holder who is not an accredited investor shall have demonstrated to IntraNet Solutions' reasonable satisfaction that he or she has such knowledge or experience in financial or business matters that he or she is capable of evaluating the merits and risks of the investment in IntraNet Solutions Common Shares or shall have duly appointed a purchaser representative (as defined under Rule 501(h) of the Securities Act) with such financial and business acumen.

                  (l) Affiliate Agreements. IntraNet Solutions shall have received from each of the Affiliates of InfoAccess and IntraNet Solutions an executed agreement as specified in Section 6.20.

                  (m) Termination of Shareholder Agreements. All agreements between InfoAccess and any of its shareholders that grant certain registration, voting, right of first refusal, or other similar rights to such shareholders, and where such rights would otherwise survive the Merger, shall have been terminated.

                  (n) Pooling Report. IntraNet Solutions shall have received a report from Grant Thornton LLP, in form and substance reasonably satisfactory to IntraNet Solutions, reconfirming, as of the Effective Time, its belief provided as of the date hereof that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.

                  (o) Audit. Grant Thornton LLP shall have completed an audit of the financial statements of InfoAccess as of December 31, 1997 and 1998 and for the two years ended December 31, 1998, and shall have delivered its report thereon to IntraNet Solutions (the "Grant Thornton Audit"). The results of the Grant Thornton Audit shall not have required any material changes, except as identified on Schedule 7.1(o) hereto, from the financial statements as of December 31, 1997 and 1998 and for the two years ended December 31, 1998 as reviewed and reported on by Clark & Associates, P.S. heretofore presented by InfoAccess to IntraNet Solutions, including the audited financial statements attached hereto as part of Schedule 5.1(m).

                  (p) Accounting Review. Grant Thornton LLP shall have completed a review by September 27, 1999, in accordance with the statements on standards for accounting and review services issued by the American Institute of Certified Public Accountants, of the balance sheet of InfoAccess as of June 30, 1999 and the statement of operations for the six months then ended and the results of such review shall not have required any material changes to such financial statements except as are consistent with the changes identified on Schedule 7.1(a) attached hereto. If such review has not been completed by September 27, 1999 this condition shall be deemed to be waived.

                  (q) Review of Source Codes. IntraNet Solutions shall have completed by September 27, 1999, to its reasonable satisfaction, its review of the source codes of InfoAccess' software products and applications. If such review has not been completed by September 27, 1999 this condition shall be deemed to be waived.

                  (r) Expenses of InfoAccess. The costs and expenses of InfoAccess incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, legal, accounting, investment advisor and investment banking fees and expenses) shall not exceed $750,000.

                  (s) 401(k) Plan. InfoAccess shall have amended its 401(k) plan to limit the class of eligible employees to InfoAcess' employees or otherwise convert such plan into a non-standardized plan.

     7.2 Conditions to Obligation of InfoAccess and Significant Shareholders to Close. The obligation of InfoAccess and the Significant Shareholders to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by InfoAccess and the Significant Shareholders) prior to or at the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of IntraNet Solutions and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date hereof. In addition, all such representations and warranties shall be true and correct on the Closing Date with the same effect as though made on and as of such date, unless the aggregate effect of such representations and warranties which are not true and correct would not have a material adverse effect on the financial condition, business, assets, or results of operations of IntraNet Solutions and its subsidiaries, taken as a whole.

                  (b) Observance and Performance. IntraNet Solutions and Merger Sub shall have performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

                  (c) No Adverse Change. There shall have occurred no material adverse change in the business, financial condition, management, or results of operations of IntraNet Solutions and its subsidiaries, taken as a whole, since June 30, 1999 that shall have not been cured to InfoAccess' reasonable satisfaction.

                  (d) Officers' Certificate. IntraNet Solutions shall have delivered to InfoAccess and the Significant Shareholders a certificate, dated the Closing Date, executed by the President and the Treasurer of IntraNet Solutions and certifying to the satisfaction of the conditions specified in Sections 7.2(a), (b) and (c) hereof.

                  (e) Legal Opinion. InfoAccess and the Significant Shareholders shall have received an opinion, dated the Closing Date, from Faegre & Benson LLP, counsel to IntraNet Solutions and Merger Sub, substantially in the form attached hereto as Exhibit F.

                  (f) Custodian Agreement. The Custodian Agreement shall have been executed and delivered by all parties thereto.

                  (g) Employment Agreements. IntraNet Solutions shall have entered into an employment agreement with each of Messrs. Culbertson and Freeman in the forms attached hereto as of Exhibit D-1 and D-2, respectively, with such changes thereto as may be mutually acceptable to such individuals, respectively, and IntraNet Solutions.

                  (h) Grant of Options. The Board of Directors of IntraNet Solutions or a duly authorized committee thereof shall have approved the option grants to InfoAccess employees contemplated in Section 6.5.

                  (i) No Legal Actions. No court or governmental authority shall have issued an order, not subsequently vacated, restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person, firm, corporation, or governmental agency shall have instituted an action or proceeding (other than an action or proceeding commenced or induced by InfoAccess or the Significant Shareholders in an effort to terminate or restrain performance under this Agreement) which shall not have been previously dismissed seeking to restrain, enjoin, or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

                  (j) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly and validly approved by the shareholders of InfoAccess in accordance with all applicable requirements.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 Indemnification by Holdback Shareholders. Subject to the limitations set forth in the Custodian Agreement and Section 8.4 and Section 10.1, each of the Holdback Shareholders, by executing the Custodian Agreement, shall severally and jointly indemnify and hold harmless IntraNet Solutions and its officers, directors, and affiliates from and after the Effective Time against and with respect to:

                  (a) any and all loss, injury, damage, or deficiency resulting from any misrepresentation or breach of warranty on the part of InfoAccess or the Significant Shareholders under this Agreement;

             (b) any and all loss, injury, damage, or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of InfoAccess under this Agreement; and

             (c) any and all demands, claims, actions, suits, or proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

         8.2 Indemnification by IntraNet Solutions. IntraNet Solutions shall indemnify and hold harmless each of the Holdback Shareholders at all times from and after the Effective Time against and with respect to:

             (a) any and all loss, injury, damage, or deficiency resulting from any misrepresentation or breach of warranty on the part of IntraNet Solutions or Merger Sub under this Agreement;

             (b) any and all loss, injury, damage, or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of IntraNet Solutions or Merger Sub under this Agreement; and

             (c) any and all demands, claims, actions, suits, or proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

         8.3 Procedures for Indemnification. Promptly after receipt by an indemnified party pursuant to the provisions of Section 8.1 or 8.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against an indemnifying party pursuant to the provisions of Section 8.1 or 8.2, notify such indemnifying party of the commencement thereof; but the omission to so notify such indemnifying party will not relieve it from any liability which it may have to the indemnified party hereunder except to the extent that the indemnifying party was prejudiced by such failure to so notify. In case such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of such Section 8.1 or 8.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (a) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release from all liability in respect to such claim or litigation.

      8.4 Indemnity Holdback Fund; Limitations on Indemnification. The Indemnity Holdback Fund established pursuant to the terms of the Custodian Agreement shall be IntraNet Solutions' sole and exclusive source, subject to the terms thereof, to satisfy the obligations of the Holdback Shareholders under this Article VIII. Notwithstanding anything to the contrary contained herein or in the Custodian Agreement, (i) the Holdback Shareholders shall not be required to make any indemnification payment unless and until the dollar amount of the aggregate indemnification obligation of the Holdback Shareholders exceeds $75,000, then the payment obligation of the Holdback Shareholders under this Article VIII shall be equal to the dollar amount of their aggregate indemnification obligation less $75,000, (ii) IntraNet Solutions shall not be required to make any indemnification payment unless and until the dollar amount of the aggregate indemnification obligation of IntraNet Solutions exceeds $75,000, then the payment obligation of IntraNet Solutions under this Article VIII shall be equal to the dollar amount of the aggregate indemnification obligation less $75,000. Once the Indemnity Holdback Fund has been exhausted by indemnity claims made under this Article VIII, the Holdback Shareholders will have no further indemnity obligations under this Article VIII; and the maximum amount of indemnity payments that IntraNet Solutions will be liable to make under this
Article VIII will be $1,300,000, provided, however, that such maximum amount is not intended to limit any claim a Shareholder could otherwise make under Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IX

                                   TERMINATION

      9.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of InfoAccess:

          (a) by mutual consent of IntraNet Solutions and InfoAccess;

          (b) by IntraNet Solutions if: (i) it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant, or agreement contained in this Agreement on the part of InfoAccess or the Significant Shareholders and such breach has not been cured within ten business days after written notice to InfoAccess (provided that no cure period shall be required for a breach which by its nature cannot be cured); or (ii) there shall be any final action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued or deemed applicable to the

Merger by any governmental entity, which would prohibit IntraNet Solutions' or InfoAccess' ownership or operation of all or a material portion of the business of InfoAccess, or compel IntraNet Solutions or InfoAccess to dispose of or hold separate all or a material portion of the business or assets of InfoAccess or IntraNet Solutions as a result of the Merger;

                  (c) by InfoAccess if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant, or agreement contained in this Agreement on the part of IntraNet Solutions or Merger Sub and such breach has not been cured within ten business days after written notice to IntraNet Solutions (provided that no cure period shall be required for a breach which by its nature cannot be cured);

                  (d) by IntraNet Solutions or by InfoAccess if: (i) the Closing has not occurred by December 31, 1999 (unless such circumstance is the result of a breach of the terms hereof in any material respect by the party exercising the termination right); (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any final action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal;

                  (e) by IntraNet Solutions if the recommendation by the Board of Directors of InfoAccess for the Merger or this Agreement is modified or withdrawn in any way detrimental to IntraNet Solutions;

                  (f) by IntraNet Solutions if the Merger and this Agreement shall have been submitted to a vote of the shareholders of InfoAccess and shall not have been approved by the requisite vote; or

                  (g) by InfoAccess if (i) the recommendation by the Board of Directors of InfoAccess with respect to the Merger is modified or withdrawn in any way detrimental to IntraNet Solutions and (ii) at the time of such action, an Acquisition Proposal (as defined in Section 9.3) is outstanding; provided, however, that a termination of this Agreement pursuant to this Section 9.1(g) shall not be effective unless and until InfoAccess pays IntraNet Solutions the sum of $200,000 as contemplated by Section 9.3 below.

      Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of IntraNet Solutions, Merger Sub, InfoAccess or their respective officers, directors, shareholders, or affiliates, or the Significant Shareholders, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections 6.13, 9.3, this Section 9.2 and 10.2 shall remain in full force and effect and survive any termination of this Agreement.

      9.3  Termination Fees and Expenses.

           (a) If (i) there has been no material breach by IntraNet Solutions of the representations, warranties and covenant of IntraNet Solutions under this Agreement (a "Material Breach"), (ii) this Agreement is terminated pursuant to
Section 9.1(e), and (iii) at the time of such termination an Acquisition Proposal (as defined below) is outstanding, then InfoAccess will promptly thereafter, but in no event later than three business days after receiving a written request by IntraNet Solutions therefor, pay to IntraNet Solutions an amount equal to $200,000;

           (b) If (i) there has been no Material Breach by IntraNet Solutions,
(ii) the Merger is not approved by the shareholders of InfoAccess and this Agreement has been terminated pursuant to Section 9.1(f), and (iii) at the time of the meeting of InfoAccess' shareholders contemplated by Section 6.9, an Acquisition Proposal is outstanding, then InfoAccess will promptly thereafter, but in no event later than three business days after receiving a written request by IntraNet Solutions therefor, pay to IntraNet Solutions an amount equal to $200,000;

           (c) As used herein, the term "Acquisition Proposal" shall mean a written offer from a party other than IntraNet Solutions or its affiliates to acquire InfoAccess in a merger transaction, to acquire all or substantially all of the assets of InfoAccess, or to acquire at least 50% of the outstanding InfoAccess Shares.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Survival of Representations, Warranties, Covenants and
Agreements. The representations, warranties, covenants and agreements of IntraNet Solutions, InfoAccess and the Significant Shareholders in this Agreement shall survive the Effective Time and continue until (A) the date on which the first audit report on IntraNet Solutions consolidated financial statements containing combined operations of IntraNet Solutions and InfoAccess is issued for those items reasonably expected to be discovered in the audit process or (B) the first anniversary of the Closing Date for all other items, except that any representation or warranty that would otherwise terminate on such dates will continue to survive with respect to a claim for indemnity made under Article VIII hereof or under the Custodian Agreement on or prior to such dates, until such claim has been satisfied or otherwise resolved.

          10.2 Expenses.

          (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. For purposes of, and without limiting the generality of, the foregoing, the cost and expense of the Grant Thornton Audit shall be deemed to be a cost and expense incurred by IntraNet Solutions.

          (b) InfoAccess represents and warrants to IntraNet Solutions that, except for Business Development Advisors, no person, firm or corporation has or will have, as a result of any act or omission of InfoAccess or the Significant Shareholders, any right, interest, or valid claim against or upon InfoAccess or IntraNet Solutions for any commission, fee, or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated hereby.

          (c) IntraNet Solutions represents and warrants to IntraNet Solutions and the Significant Shareholders that, except for Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, no person, firm or corporation has or will have, as a result of any act or omission of IntraNet Solutions, any right, interest, or valid claim against or upon IntraNet Solutions, InfoAccess or the Significant Shareholders for any commission, fee, or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated hereby.

         10.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given, if given) by hand delivery, facsimile transmission (confirmed received with hard copy sent by regular mail), or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

              (a) If to IntraNet Solutions or Merger Sub to:

                  IntraNet Solutions, Inc.
                  8091 Wallace Road
                  Eden Prairie, Minnesota  55344-3775
                  Attention:   Robert F. Olson
                  Telephone:   (612) 903-2001
                  Telecopy:    (612) 829-5424

                  With a copy to:
                  Faegre & Benson LLP
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota  55402
                  Attention:   Kris Sharpe
                  Telephone:   (612) 336-3160
                  Telecopy:    (612) 336-3026

              (b) If to InfoAccess or the Significant Shareholders to:

                  InfoAccess, Inc.
                  15821 Northeast 8th Street, #200
                  Bellevue, Washington  98008-3905
                  Attention: W. James Culbertson
                  Telephone: (425) 201-1045

                  With a copy to:
                  Perkins Coie LLP
                  1201 Third Avenue, 48th Floor
                  Seattle, Washington  98101-3099
                  Attention: Gregory G. Gorder
                  Telephone: (206) 583-8658
                  Telecopy:  (206) 583-8500

or to such other address as the person to whom notice is given has previously furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10.4 Waiver. At any time prior to the Effective Time, IntraNet Solutions or InfoAccess may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the obligations of the other party or any of the conditions to its own obligations contained herein to the extent permitted by law. Any agreement on the part of IntraNet Solutions and InfoAccess to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of IntraNet Solutions and InfoAccess. Any such agreement on the part of InfoAccess shall also be binding upon the Significant Shareholders.

          10.5 Knowledge of InfoAccess. As used in this Agreement, the expression "to the best knowledge of InfoAccess" (or other similar expressions regarding the knowledge of InfoAccess) shall be deemed to refer to the best knowledge, individually and collectively, of each of the Significant Shareholders.

          10.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.7 Nonassignability. This Agreement shall not be assigned by operation of law or otherwise.

          10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement.

          10.9 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto.

          10.10 Governing Law. Except as to matters expressly governed by the WBCA, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, without regard to its conflicts of law rules.

          10.11 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void, or unenforceable.

          10.12 Remedies. Except as provided in Section 8.4, nothing contained herein is intended to or shall be construed so as to limit the remedies which any party may have against the others in the event of a breach by any party of any representation, warranty, covenant, or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

          10.13 Entire Agreement. This Agreement, the exhibits attached hereto, and the Schedules attached hereto set forth the entire agreement among the parties hereto and, other than the Confidentiality Agreement which shall continue after the Closing, supersedes all prior agreements and understandings oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of IntraNet Solutions, Merger Sub and InfoAccess and by the Significant Shareholders on the date first above written.

INTRANET SOLUTIONS, INC.                         INFOACCESS, INC.


By  /s/ Gregg A. Waldon                          By   /s/ W. James Culbertson
    ----------------------------                     ---------------------------
    Its:     CFO                                     Its:     President
        ------------------------                        ------------------------


INTRANET SOLUTIONS                               SIGNIFICANT SHAREHOLDERS:
(WASHINGTON) INC.

By   /s/ Gregg A. Waldon                           /s/ W. James Culbertson
    ----------------------------                 -------------------------------
     Its:  Vice President                              W. James Culbertson
         -----------------------

                                                   /s/ Richard M. Dillhoff
                                                 -------------------------------
                                                       Richard M. Dillhoff

                                                                      EXHIBIT A

                               CUSTODIAN AGREEMENT


         This Custodian Agreement (the "Agreement") is made and entered into as of September __, 1999, by and among IntraNet Solutions, Inc., a Minnesota corporation ("IntraNet Solutions"), the Holdback Shareholders (as defined in
Section 4.5 of the Merger Agreement), and Norwest Bank Minnesota, National Association (the "Custodian"). Capitalized terms used and not set forth or defined in this Agreement shall have the meaning set forth in the Agreement and Plan of Merger dated as of September 16, 1999 among IntraNet Solutions, Inc., InfoAccess, Inc., Intranet Solutions (Washsington), Inc., a Washington corporation and a wholly owned subsidiary of IntraNet Solutions, Inc., InfoAccess, Inc., a Washington corporation ("InfoAccess"), and the Significant Shareholders (the "Merger Agreement").

                                    RECITALS

         A. IntraNet Solutions, Inc. and the Holdback Shareholders, being all of the holders of outstanding shares of capital stock of InfoAccess, have agreed as part of the Merger to enter into a custodian agreement with respect to that number of the shares of common stock of IntraNet Solutions, Inc. ("IntraNet Solutions, Inc. Common Shares") otherwise issuable to the Holdback Shareholders under the Merger Agreement as calculated in accordance with the formula set forth in Section 4.5 of the Merger Agreement.

         B. The Custodian is willing to perform the duties of custodian under this Agreement.

         In consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement and the Merger Agreement, IntraNet Solutions, Inc., the Holdback Shareholders and the Custodian hereby agree as follows:

                                    SECTION 1

                              INTRODUCTORY MATTERS

         1.1 Holdback of IntraNet Solutions, Inc. Common Shares. Each of the Holdback Shareholders agrees to the establishment of the Indemnity Holdback Fund, on the terms and conditions specified in Section 4.5 of the Merger Agreement.

         1.2 Appointment of Shareholder Representative. Each of the Holdback Shareholders, for IntraNet Solutions, Inc.'s benefit, has appointed W. James Culbertson, who is one of the Holdback Shareholders (the "Shareholder Representative"), as its agent for purposes of this Agreement, including, without limitation, giving and receiving notices, objecting to or accepting any claim by IntraNet Solutions, Inc. for indemnification, determining the amount of any indemnity payment, assuming, prosecuting and settling any claims by third parties, selecting and retaining attorneys, accountants and consultants with respect to any of the foregoing, and voting the Holdback Shares (as defined in Section 2.1).

         1.3 Merger Agreement. The Custodian hereby acknowledges receipt of a copy of the Merger Agreement, but, except for references thereto for definitions of certain words or terms not defined in this Agreement, the Custodian is not charged with any duties or responsibilities with respect to the Merger Agreement.

         1.4 Purpose. This Agreement has been executed and delivered, and the issuance and delivery of the Holdback Shares to the Custodian has been made, for the purpose of providing reimbursement and indemnification to IntraNet Solutions, Inc. and its officers, directors and affiliates against and with respect to the matters set forth in Article VIII of the Merger Agreement.

                                    SECTION 2

              INDEMNITY HOLDBACK FUND AND INDEMNIFICATION PROCEDURE

         2.1 Holdback Shares. IntraNet Solutions, Inc. has delivered to the Custodian a certificate or certificates registered in the name of the Custodian representing in the aggregate that number of IntraNet Solutions, Inc. Common Shares constituting the Indemnity Holdback Fund established under Section 4.5 of the Merger Agreement (the "Holdback Shares"). The Holdback Shares shall be held by the Custodian in custody subject to the terms and conditions of this Agreement and shall not, during the term of this Agreement, be deemed owned by the Holdback Shareholders. If, for whatever reason, the Holdback Shares are, contrary to the intent of the parties, deemed owned by the Holdback Shareholders, the Holdback Shareholders hereby grant to IntraNet Solutions, Inc. a security interest in the Holdback Shares to secure the Holdback Shareholders' obligations under Article VIII of the Merger Agreement, with the Custodian being hereby appointed IntraNet Solutions, Inc.'s agent for the purpose of perfecting such security interest.

         2.2 Notification of Claim. If IntraNet Solutions, Inc. has any claim or knows of facts giving rise to a reasonable probability that it will have a basis for any claim for indemnification by the Holdback Shareholders under the Merger Agreement to be settled from the Indemnity Holdback Fund, IntraNet Solutions, Inc. shall deliver, on or prior to (A) the date on which the first audit report of IntraNet Solutions, Inc. consolidated financial statements containing combined operations of IntraNet Solutions, Inc. and InfoAccess is issued (the "Report Date") for those items reasonably expected to be discovered in the audit process or (B) the first anniversary of the Closing Date (the "Anniversary Date") for all other items, written notice of a claim to the Shareholder Representative (the "IntraNet Solutions, Inc. Notice"). Any notice, purporting to be notice of a claim for indemnification, shall be of no force or effect for purposes of the Indemnity Holdback Fund (X) for those items reasonably expected to be discovered in the audit process, if delivered after the Report Date and
(Y) for all other items, if delivered after the Anniversary Date. The IntraNet Solutions, Inc. Notice shall state (i) the basis of IntraNet Solutions, Inc.'s claim for indemnification in reasonable detail and (ii) the dollar amount required for indemnification. The Shareholder Representative shall have 30 calendar days to review the IntraNet Solutions, Inc. Notice and the statements contained therein and, if the

Shareholder Representative asserts that IntraNet Solutions, Inc. is not entitled to indemnity or is entitled to a lesser amount than is stated in the IntraNet Solutions, Inc. Notice, to deliver a written objection to IntraNet Solutions, Inc. setting forth his objections to the IntraNet Solutions, Inc. Notice in reasonable detail. At the expiration of the 30-day period, IntraNet Solutions, Inc. shall instruct the Custodian to release and deliver the number of Holdback Shares held in the Indemnity Holdback Fund as provided in Section 2.3 unless prior to the end of such 30-day period the Shareholder Representative has objected to the claim in writing and such objection has not been withdrawn by the Shareholder Representative by a written notice from the Shareholder Representative to IntraNet Solutions, Inc. Any claim to which the Shareholder Representative objects and as to which IntraNet Solutions, Inc. and the Shareholder Representative cannot reach agreement after good faith negotiation shall be submitted to dispute resolution as provided in Section 2.9.

         2.3 Reduction in Indemnity Holdback Fund. If the Shareholder Representative has not objected in writing within 30 days after delivery of an IntraNet Solutions, Inc. Notice pursuant to Section 2.2, or upon a final resolution (whether by mutual agreement of IntraNet Solutions, Inc. and the Shareholder Representative or by dispute resolution as provided in Section 2.9) of any disputed claim for indemnification that results in an indemnification obligation on the part of the Holdback Shareholders under Article VIII of the Merger Agreement, IntraNet Solutions, Inc. shall instruct the Custodian to assign, transfer and deliver to IntraNet Solutions, Inc. the number of Holdback Shares held in the Indemnity Holdback Fund pursuant to the related IntraNet Solutions, Inc. Notice (or the amount of any final judgment, award, or settlement in the case of a disputed claim that results in an indemnification obligation on the part of the Holdback Shareholders) (the "Reduced Shares"). The number of Reduced Shares shall be determined, subject to the limitation set forth in Section 2.4, by dividing the dollar amount of the indemnification obligation by the greater of (i) the average per share closing price of IntraNet Solutions Common Shares as quoted on the Nasdaq Stock Market for the 20 trading days immediately prior to delivery of the related IntraNet Solutions Notice or
(ii) $6.765 per share (any such per share price of IntraNet Solutions, Inc. Common Shares relating to a particular IntraNet Solutions, Inc. Notice being herein referred to as the "Closing Per Share Price") (rounded to the nearest whole share).

         2.4 Limitations Upon Reduction in Shares. Notwithstanding anything to the contrary contained in Section 2.3, the number of Holdback Shares held in the Indemnity Holdback Fund shall not be reduced unless and until the dollar amount of the aggregate indemnification obligations of the Holdback Shareholders under the Merger Agreement exceeds $75,000. Upon reaching the $75,000 threshold, the full dollar amount of any such indemnification obligations in excess of $75,000 shall be used in calculating the number of Reduced Shares in accordance with
Section 2.3.

         2.5 Release of Indemnity Holdback Fund. On the day following the Anniversary Date, if there is no Pending Claim (as defined in Section 2.6), IntraNet Solutions, Inc. shall deliver a certificate to the Custodian instructing the Custodian, as soon as practicable, to disburse to each Holdback Shareholder his or her Proportionate Interest in the Holdback Shares remaining in the Indemnity Holdback Fund.

         2.6 Continuation of Indemnity Holdback Fund to Satisfy Pending Claims. If a pending claim as to which an IntraNet Solutions, Inc. Notice has been given on or before the Anniversary Date has not been resolved on or before the Anniversary Date (a "Pending Claim"), the Holdback Shares remaining in the Indemnity Holdback Fund less the number of such Holdback Shares retained to satisfy the Pending Claim (the "Retained Amount") shall be disbursed to the Holdback Shareholders on the day following the Anniversary Date in accordance with their respective Proportionate Interests. The Retained Amount shall be that number of Holdback Shares in the Indemnity Holdback Fund that is the quotient of
(i) the dollar amount of the Pending Claim (less any portion of the $75,000 threshold amount not previously utilized) divided by (ii) the relevant Closing Per Share Price (rounded to the nearest whole share). Upon the final resolution of any such Pending Claim and the reduction of the appropriate portion of the Retained Amount in accordance with Section 2.3, any Retained Amount remaining shall be disbursed to the Holdback Shareholders in accordance with their respective Proportionate Interests.

         2.7 Adjustments to Holdback Shares; Dividends. If the Custodian shall receive any securities in respect of or in exchange for any of the Holdback Shares held by the Custodian, whether by way of dividends, stock splits, recapitalizations, mergers, consolidations, split-ups, spin-offs, exchanges, or conversions of shares, and the like, the Custodian shall hold in custody such securities and the same shall be subject to all the provisions of this Agreement. Notwithstanding the foregoing, the Holdback Shareholders shall be entitled to receive any cash dividends on the Holdback Shares, and such cash dividends shall be distributed promptly to the Holdback Shareholders in accordance with their respective Proportionate Interests in the Holdback Shares. The Shareholder Representative shall be entitled to exercise the voting rights attaching to the Holdback Shares. Such voting rights shall be exercised through the timely filing by the Shareholder Representative of all necessary voting instructions with the Custodian. The Custodian shall vote the Holdback Shares as so instructed.

         2.8 Custodian's Protection; Liability and Indemnification. The Custodian may act upon any instrument or other writing believed by him in good faith to be genuine and to be signed or presented by the proper person. In addition:

             (a) Liability. The Custodian shall not be liable in its capacity as Custodian to the Holdback Shareholders (or any of their beneficiaries, personal representatives, or estates) or IntraNet Solutions, Inc. (or any of its officers, directors, or affiliates) with respect to any actions taken pursuant to this appointment in connection with the Indemnity Holdback Fund, except in the case of such Custodian's own gross negligence or willful malfeasance.

             (b) Indemnification. IntraNet Solutions, Inc. shall indemnify and hold the Custodian harmless against any and all losses, liabilities, damages, and expenses to which the Custodian may become subject in its capacity as Custodian or in performing any actions as such, except with respect to activities constituting gross negligence or willful malfeasance.

         2.9. Resolution of Conflicts. If, with respect to any claim for indemnification, no agreement can be reached after 30 days of good faith negotiation, either IntraNet Solutions, Inc. or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and, in either such event, the matter shall be settled by arbitration conducted by a single, mutually agreed upon arbitrator. If the parties fail to agree upon an arbitrator within ten days after arbitration is demanded, the arbitrator shall be chosen in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator so selected as to the validity and amount of any such claim shall be binding and conclusive upon the parties to this Agreement and the Custodian shall be entitled to act in accordance with such decision and make or withhold delivery of Holdback Shares out of the Indemnification Holdback Fund in accordance therewith. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Minnesota under the rules then in effect of the American Arbitration Association. For purposes of this Section 2.9, in any arbitration hereunder in which any claim or the amount thereof stated in the related IntraNet Solutions, Inc. Notice is at issue, IntraNet Solutions, Inc. shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrator awards IntraNet Solutions, Inc. less than one-half of the disputed amount; otherwise, the Holdback Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and a percentage of the expenses, including without limitation attorneys' fees and costs, incurred by the other party to the arbitration, such percentage to be determined as follows. If the Holdback Shareholders are the Non-Prevailing Party, IntraNet Solutions, Inc. shall be entitled to recover that percentage of its expenses equal to the result of dividing the amount recovered by IntraNet Solutions, Inc. by the amount claimed by IntraNet Solutions, Inc.. If the Holdback Shareholders are the Non-Prevailing Party, the IntraNet Solutions, Inc. shall be entitled to recover such percentage of its expenses from the Indemnity Holdback Fund. If IntraNet Solutions, Inc. is the Non-Prevailing Party, the Holdback Shareholders shall be entitled to recover from IntraNet Solutions, Inc. that percentage of their expenses equal to the result of dividing (i) an amount equal to the difference between the amounts claimed and the amount recovered by
(ii) the amounts claimed.

                                    SECTION 3

                                     GENERAL

         3.1 Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given, if given) by hand delivery, facsimile transmission (confirmed received with hard copy sent by regular mail), or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                  (a)      If to IntraNet Solutions, Inc. to:

                           IntraNet Solutions, Inc., Inc.


                           ---------------------------------

                           ---------------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------

                  (b)      If to the Shareholder Representative to:

                           ---------------------------------

                           ---------------------------------

                           ---------------------------------

                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------

                  (c)      If to the Custodian to:

                           Norwest Bank Minnesota, National Association


                           ---------------------------------

                           ---------------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------


or to such other address as the person to whom notice is given has previously furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. IntraNet Solutions, Inc. shall provide promptly to the Shareholder Representative a copy of each notice or instruction given to the Custodian under this Agreement.

         3.2 Custodian Acknowledgment and Acceptance; Fees and Expenses of Custodian. Custodian hereby acknowledges receipt of the Holdback Shares and agrees to act as Custodian under this Agreement. The fees and expenses of the Custodian under this Agreement shall be payable by the IntraNet Solutions, Inc..

         3.3 Successor Custodian. The Custodian, or any successor to the Custodian hereafter appointed, may at any time resign by giving 30 days' notice in writing to IntraNet Solutions, Inc. and the Shareholder Representative and shall be discharged of its duties under this Agreement upon the appointment of a successor Custodian. In the event of any such resignation, IntraNet Solutions, Inc. shall appoint a successor Custodian.

         3.4 Successor Shareholder Representative. The Shareholder Representative, or any successor to him or her hereafter appointed, may at any time resign by giving 30 days' notice in writing to IntraNet Solutions, Inc. and the Custodian specifying a date when such resignation shall take place and designating a successor Shareholder Representative ("Successor"). Such notice shall be accompanied by a Joinder Agreement in the form of that attached hereto as Exhibit A duly executed by such Successor. If the Shareholder Representative, or any Successor, shall cease to serve as such for any reason without appointing a Successor in the manner provided above, a Successor shall be appointed by means of a written appointment signed by Holdback Shareholders then holding a majority of the Proportionate Interests in the Indemnity Holdback Fund, which written appointment, accompanied by a Joinder Agreement as described above, shall be sent to IntraNet Solutions, Inc. and the Custodian.

         3.5 Successors and Assigns. This Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of IntraNet Solutions, Inc., the Holdback Shareholders, the Custodian and their respective successors and assigns.

         3.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

         3.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         3.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its conflicts of law rules.

         3.9 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Such term, provision, or covenant shall be deemed modified to make it binding while, to the extent possible, preserving the intent of the parties. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void, or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                 INTRANET SOLUTIONS, INC., INC.


                                                 By
                                                    ----------------------------
                                                    Its
                                                       -------------------------


                                                 HOLDBACK SHAREHOLDERS


                                                 -------------------------------


                                                 -------------------------------


                                                 -------------------------------


                                                 -------------------------------


                                                 -------------------------------






                                                 CUSTODIAN:

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION


                                                 By
                                                    ----------------------------
                                                    Its
                                                       -------------------------

                                    EXHIBIT A

                                JOINDER AGREEMENT

IntraNet Solutions, Inc.

----------------------------------

----------------------------------
Attention:
          ------------------------
Norwest Bank Minnesota, National Association

----------------------------------

----------------------------------
Attention:
          ------------------------

Ladies and Gentlemen:

         Reference is made to that certain Custodian Agreement dated as of
September   , 1999, by and among IntraNet Solutions, Inc., the Holdback
Shareholders named therein and Norwest Bank Minnesota, National Association, as Custodian. Pursuant to the Custodian Agreement, the undersigned has been appointed as a successor Shareholder Representative effective
                           ,         , and hereby confirms to you as follows:


         1. The undersigned accepts appointment as the Shareholder Representative under the terms of the Custodian Agreement and acknowledges that, for purposes of Section 3.1 of the Custodian Agreement, all notices and other communications may be addressed to him or her as follows:

               -------------------------------------------------

               -------------------------------------------------

               -------------------------------------------------

         2. The undersigned may, for all purposes, be treated as a party to the Custodian Agreement and agrees that the terms and provisions thereof are binding upon and shall inure to the benefit of and be enforceable by the undersigned as of the effective date of his or her appointment.

         3. The undersigned covenants and agrees that he or she will perform, or cause to be performed, all of the duties and acts required to be performed by him or her as the Shareholder Representative under the Custodian Agreement.


                                       By:
                                          -------------------------------------

                                                                       EXHIBIT B

                              AFFILIATE AGREEMENT


         The undersigned, an "affiliate" (as that term is defined in Rule 144(a)(1) under the Securities Act of 1933, as amended (the "Securities Act")) of InfoAccess, Inc., a Washington corporation ("InfoAcess"), acknowledges and understands that: (i) upon consummation of the transactions contemplated in the Agreement and Plan of Merger dated as of September 16, 1999 by and among InfoAccess, Inc., IntraNet Solutions, Inc. a Minnesota corporation ("IntraNet Solutions"), IntraNet Solutions (Washington), Inc., a Washington corporation and a wholly owned subsidiary of IntraNet Solutions ("Merger Sub"), and certain significant shareholders of InfoAccess (the "Merger Agreement"), Merger Sub will merge with and into InfoAccess, InfoAccess will become a wholly owned subsidiary of IntraNet Solutions, and the shareholders of InfoAccess will become shareholders of IntraNet Solutions (the "Merger"); (ii) the Merger is being accounted for as a pooling of interests; and (iii) the shares of InfoAccess Common Stock being converted in connection with the Merger and the IntraNet Solutions Common Stock being issued in connection with the Merger are subject to certain restrictions on transfer.

         In consideration of the execution of the Merger Agreement, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any shares of InfoAccess Common Stock or IntraNet Solutions Common Stock or any securities convertible into or exercisable or exchangeable for InfoAccess Common Stock or IntraNet Solutions Common Stock (including any securities of Merger Sub or any right to receive securities of IntraNet Solutions received in connection with the Merger) (collectively, the "Restricted Securities"), or reduce the undersigned's risk relating thereto in any other way, except for the exchange and conversion of InfoAccess Common Stock and options to purchase InfoAccess Common Stock pursuant to the terms of the Merger Agreement, for a period beginning September __, 1999 and ending at such time as IntraNet Solutions has published financial results covering at least 30 days of combined operations of IntraNet Solutions, Merger Sub and InfoAccess after the Merger becomes effective.

         The undersigned agrees that the provisions of this Agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the undersigned hereby authorizes InfoAccess, IntraNet Solutions, and the respective registrars and transfer agents for the Restricted Securities to decline to make any transfer of Restricted Securities if such transfer would constitute a violation or breach of this letter agreement. In addition, the undersigned consents to the placement of appropriate restrictive legends on the certificates evidencing any IntraNet Solutions Common Stock to be received by the undersigned pursuant to the Merger.

         If the Merger is not consummated prior to December 31, 1999, or if the Merger Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to consummation of the Merger, this Agreement shall terminate and be without further force or effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed within the State of Minnesota.

         The undersigned acknowledges that the undersigned has carefully read this Agreement and the Merger Agreement, and has discussed with the undersigned's counsel or counsel for InfoAccess, to the extent the undersigned believes necessary, the limitations on the undersigned's ability to transfer or otherwise dispose of Restricted Securities.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of
September   , 1999.


                                           -------------------------------------
                                             [Signature of Affiliate]


                                           -------------------------------------
                                             [Print Name]

                                                                       EXHIBIT C

                              PERKINS COIE OPINION


         (a) InfoAccess is a corporation, validly existing under the laws of the State of Washington. To the best of our knowledge, InfoAccess does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture, association, or other business organization except as discussed in the Merger Agreement.

         (b) InfoAccess has the requisite corporate power and authority to own and operate its properties, to carry on it business as now being conducted, to execute and deliver the Merger Agreement, and to consummate the transactions contemplated by the Merger Agreement.

         (c) The execution and delivery of the Merger Agreement by InfoAccess, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of InfoAccess. The Merger Agreement and the Custodian Agreement have been duly executed and delivered by authorized officers of InfoAccess, and are legal, valid and binding obligations of InfoAccess, enforceable against InfoAccess in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The right of each Significant Shareholder to seek appraisal of his InfoAccess Shares under Chapter 23B.13 of the WBCA as a result of the Merger has been validly and irrevocably waived.

         (d) The authorized and outstanding capital stock of InfoAccess is as set forth on Schedule 5.1(e) to the Merger Agreement. All of the outstanding InfoAccess Shares have been duly authorized and validly issued and are fully paid and nonassessable and, to the best of our knowledge, free of preemptive rights. To the best of our knowledge, no InfoAccess Shares are held in the treasury of InfoAccess or, except with respect to the options and warrants referred to in the immediately following sentence, reserved for issuance. Except as set forth on Schedule 5.1(e) to the Merger Agreement, to the best of our knowledge there are not as of the date hereof any outstanding or authorized options, warrants, calls, rights, commitments, or any other agreements of any character to which InfoAccess is a party, or by which it is bound, requiring it to issue, transfer, sell, purchase, redeem, or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other securities of InfoAccess. To the best of our knowledge, there are not as of the date hereof any shareholder agreements, voting trusts, or other agreements or understandings to which InfoAccess is a party or by which InfoAccess is bound relating to the InfoAccess Shares.

         (e) Neither the execution and delivery by InfoAccess of the Merger Agreement nor the consummation by InfoAccess of the transactions contemplated thereby shall (i) conflict with or result in any breach of any provision of the Articles of Incorporation or the By-Laws of InfoAccess; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental authority, except (A) filings by Acquiror under the applicable requirements of the Securities Exchange Act, the Nasdaq Stock Market and the Securities Act and applicable state securities laws, and (B) the filing of Merger Articles pursuant to the WBCA and appropriate documents with the relevant authorities of other states in which InfoAccess is authorized to do business; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions, or provisions of any Listed Contract, except as set forth on
Schedule 5.1(f) of the Merger Agreement and except for such violations, breaches, and defaults (or rights of termination, cancellation, or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or such as would not have a material adverse effect on InfoAccess; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this paragraph are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule, or regulation known to us and applicable to InfoAccess or to any of its assets.

         (f) To the best of our knowledge, there are no actions, suits, or proceedings pending or, to the best of our knowledge, threatened against InfoAccess or any of its properties or business in any court or before any governmental authority. To the best of our knowledge, (i) InfoAccess is not subject to any order, writ, injunction, or decree (other than those of general application) of any court or governmental authority, and (ii) there are no actions, suits, or proceedings pending or threatened against any of the holders of InfoAccess Shares in any court or before any governmental authority in regard to their InfoAccess Shares.

                                                                 EXHIBIT D-1/D-2

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made and entered into this      day of            be
effective as of            by and between IntraNet Solutions, Inc., a Minnesota
corporation (hereinafter referred to as "Company"), and
residing at                                    (hereinafter referred to as
"Employee").

                                  WITNESSETH:

         WHEREAS, the Company desires to assure itself of the services of Employee; and

         WHEREAS, Employee desires to be employed by the Company;

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ Employee and Employee agrees to accept such employment upon the terms and conditions hereinafter set forth.

         2. Duties. Employee shall serve in an executive capacity as the of the Company, performing such services as the By-Laws provide, and as the Company's Board of Directors may, from time to time, determine.

         3. Terms. This Agreement shall be for a two (2) year period commencing on the effective date first above written and terminating on
           , 200 , subject, however, to prior termination as provided as Section 7 herein.

         4. Base Salary. In consideration for the Employee's service under this Agreement, the Company agrees to pay Employee an initial Base Salary at
rate of                                   Dollars ($          ). Annually,
Employee will receive an annual performance review and the Base Salary may be increased at such time in the sole discretion of the Chief Executive Officer and the Compensation Committee of the Company's Board of Directors. The Base Salary shall be subject to any withholding required by law and shall be payable in accordance with the normal payroll practices of the Company.

         5. Bonus. You will be eligible for an annual bonus of up to
$        payable quarterly, dependent upon achievement of Company performance and personal objectives as established by the Chief Executive Officer and the Compensation Committee of the Company's Board of Directors from time to time.

         6. Additional Benefits and Working Facilities.

            (a) The Company shall furnish Employee with the equipment, office space, secretarial support and such other items related to his employment that Employee determines are necessary, useful and appropriate to him for the duties required by his employment.

            (b) Following one month of employment, the Company shall provide Employee health and dental insurance, 401K, and any other benefits included in its corporate benefit program. In addition, Employee shall have the benefit of such other employee benefit plans that the Company may, from time to time, establish and in which employee would be entitled to participate pursuant to the terms thereof. THE COMPANY AT ITS SOLE DISCRETION SHALL HAVE THE RIGHT TO CHANGE OR DISCONTINUE SUCH PLANS.

            (c) Employee shall be entitled to annual paid vacation accruing at the rate of two weeks per year of employment and otherwise consistent with the Company's existing vacation policy, and as amended from time to time.

            (d) In addition to Section 6(c) above, Employee shall accrue personal days at the rate of six (6) personal days per year of employment. Any personal days not used within one year following accrual shall lapse.

            (e) The Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with the Company's business, upon presentation of itemized statements therefor.

            (f) As additional consideration for the Employee's services under this Agreement, the Company agrees to grant Employee an initial option grant to
purchase           shares of the Company's Common Stock at the fair market value on the date of this Agreement, vesting ratably at the end of each of five years from the date of grant, subject to all of the terms of the Company's stock option plan, including accelerated vesting upon change in control. Based upon the annual performance review, additional option grants may be awarded at the sole discretion of the Chief Executive Officer and Compensation Committee of the Company's Board of Directors.

         7. Events of Termination.  This Agreement may be terminated as follows:

            (a) on the expiration of the term set forth at Section 3 above;

            (b) by mutual written agreement of the parties;

            (c) upon Employee's death;

            (d) without notice, by the Company, for cause; "Cause" for purposes hereof shall mean a determination by the Company's Board of Directors that Employee has:

(i) committed an illegal or dishonest act that directly reflects upon his
fitness to act as               of the Company; (ii) breached his fiduciary
obligations to the Company; or (iii) refused or is unable to perform his duties hereunder, other than as a result of illness or disability, for a period of one hundred twenty (120) days; or

           (e) at the Company's option, without cause, (i) upon 30 days' written notice to Employee provided the Employee receives 180 days' severance pay (Base Salary only), or (ii) with notice in the event of a change in control of the Company (as defined in the Company's stock option plan), provided Employee immediately receives 180 days' severance pay (Base Salary only).

         8. Inventions.

            (a) "Inventions", as used in this Section 8, means any discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

            (i) concern directly the Company's business or the Company's present or demonstratably anticipated future research or development;

            (ii)  result from any work that Employee performs for the Company;

            (iii) use the Company's equipment, supplies, facilities, or trade secret information; or

            (iv) the Employee develops during the time the Employee is performing employment duties for the Company.

            (b) All right, title and interest in and to any and all trademarks, trade names, service marks and logos adopted, used or considered for use by the Company during the Employee's employment (whether or not developed by the Employee) to identify the Company's goods or services (collectively, the "Marks") shall be owned exclusively by the Company. The Employee shall not have, and shall not claim to have, any right, title or interest of any kind in or to the Marks.

            (c) Employee agrees that all Inventions made by the Employee during the term of this Agreement will be the Company's sole and exclusive property. Employee will, with respect to any Invention:

            (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises while the Employee is employed by the Company;

            (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);

            (iii) assign (and the Employee does hereby assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

            (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts, necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right to title the Invention in the Company.

            (d) The requirements of Section 8(c) do not apply to any Invention for which no equipment or trade secret information of the Company was used which was developed on the Employee's own time and: (1) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development; or (2) which does not result in any way from any work the Employee performed for the Company. Except as previously disclosed to the Company in writing, prior to the commencement of employment hereunder, the Employee does not have, and will not assert, any claims to or rights under any discoveries, improvements, ideas or works of authorship which are within the scope of the Company's business. With respect to obligations performed by the Employee under Section 8(c) following termination of employment, the Company will pay the Employee reasonable hourly compensation (consistent with the last Base Salary) and will pay or reimburse all reasonable out-of-pocket expenses.

            As used in this Section 8 and in Sections 9, 10 and 11 below, "Company" shall include the Company and each corporation, partnership or other entity which controls the Company, is controlled by the Company, or is under common control with the Company (in each case "control" meaning the direct or indirect ownership of 50% or more of all outstanding equity interests).

         9.  Confidential Information.

             (a) "Confidential Information", as used in this Section 9, means information that is not generally known and that is proprietary to the Company. Any information, that the Employee reasonably should consider Confidential Information, or the Company designates as Confidential Information, will be presumed to be Confidential Information (whether the Employee or others originated it and regardless of how the Employee obtained it).

             (b) Except as specifically permitted by the Company's Board of Directors or by written Company policies, the Employee will never, either during or after his employment by the Company, use Confidential Information for any purpose other than the business of the Company or disclose it to any person who is not also an employee of the Company. When the Employee's employment with the Company ends, the Employee will promptly deliver to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information including all copies, reproductions and specimens of the Confidential Information in the Employee's possession, regardless of who prepared them and will promptly deliver any other property of the Company in the Employee's possession, whether or not Confidential Information.

         10. Conflicts of Interest. The Employee agrees that he will not, directly or indirectly, transact business with the Company personally, or as agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if knowingly approved by all of the disinterested members of the Company's Board of Directors.

         11. Non-Competition Agreement. During the full term hereof, and on the termination of Employee's employment for any reason, Employee shall not, for a period of twelve (12) months from the date of such termination:

             (a) directly or indirectly, anywhere in the United States, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with, or have any interest in, as a shareholder, director, officer, employee, agent, advisor, consultant, partner, or otherwise: (i) any "business" which manufactures, produces, sells, markets or distributes any products or services that are being manufactured, produced, marketed, sold or distributed by Company as of the date of such termination; or
(ii) any other business which is competitive with any business currently or hereafter conducted by Company as of the date of such termination; provided, however, that nothing contained herein shall prohibit Employee from owning less than 3% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market.

             (b) either directly or indirectly, alone or with others, solicit or assist anyone else in the solicitation of any of the employees employed by Company at the time of Employee's termination of employment with Company to terminate their employment with Company and to become employed by any business enterprise with which the Employee may then be associated, affiliated or connected.

         Employee will, prior to accepting any employment, consulting or similar contract or agreement with any third party, inform that party of this Agreement and provide that party with a copy of this Agreement.

         Employee acknowledges and agrees that the provisions of this Section 11 are both reasonable and valid in geographical and temporal scope and in all other respects. If any of the provisions of this Section 11 are held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form.

         12. No Adequate Remedy. Employee understands that if the Employee fails to fulfill the Employee's obligations under Section 8, 9, 10 or 11 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Employee hereby consents to the specific enforcement of the provisions of those Sections by the Company through an injunction or restraining order issued by an appropriate court.

         13. Additional Documents. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the respective parties hereunder.

         14. Waiver. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.

         15. Notices. All communications with respect to this Agreement shall be considered given if delivered or sent as follows:

              (a) If to Employee, by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

                    ---------------------------

                    ---------------------------

                    ---------------------------

                    ---------------------------

              (b) If to the Company, by first class mail, postage prepaid, return receipt requested, addressed as follows:


                    ---------------------------

                    ---------------------------

                    ---------------------------

                    ---------------------------


or mailed to such other address as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) calendar days after mailing or upon personal delivery.

         16. Entire Agreement. This Agreement, together with all exhibits and writings required or contemplated hereby, constitutes the entire Agreement between the parties hereto with respect to the transaction contemplated hereby and no party shall be liable or bound to another in any manner by and warranties, representations, or guarantees, except as specifically set forth herein.

         17. Modification, Amendments and Waivers. The parties hereto at any time may, by written Agreement: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any exhibit, schedule, letter, certificate, or other instrument delivered pursuant hereto; (iii) waive compliance with any of the covenants or agreements contained in this Agreement; or (iv) make any other modifications of this Agreement. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed by both parties hereto.

         18. Severability. No finding or adjudication that any provision of this Agreement is invalid or unenforceable shall affect the validity or enforceability of the remaining provision herein, and this Agreement shall be construed as through such invalid or unenforceable provisions were omitted.

         19.  Miscellaneous.

             (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective legal representatives, successors, and assigns of both of the parties hereto.

             (b) This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

             (c) This Agreement shall be executed in two (2) counterparts, but each of these counterparts shall, for all purposes, be deemed to be an original, but both counterparts shall together constitute one and the same instrument.

             (d) The Employee hereby acknowledges that he has sought and received independent advice from counsel of his own selection in connection with this Agreement and has not relied to any extent on any officer, director or shareholder of, or counsel to, the Company in deciding to enter into this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date set forth above.

EMPLOYER:                        EMPLOYEE:

INTRANET SOLUTIONS, INC.


By
  ---------------------          ----------------------------------------------

                                                                       EXHIBIT E

                    INVESTMENT AND ACKNOWLEDGEMENT STATEMENT


TO:  INFOACCESS SHAREHOLDERS                                  September   , 1999

         IntraNet Solutions, Inc. ("IntraNet Solutions"), Intranet Solutions (Washington), Inc., a newly formed wholly owned subsidiary of IntraNet Solutions ("Merger Sub"), InfoAccess, Inc. ("InfoAccess"), and the Significant Shareholders of InfoAccess (as defined therein) have entered into an Agreement and Plan of Merger dated as of September 16, 1999 (the "Merger Agreement"), whereby IntraNet Solutions would acquire InfoAccess pursuant to the merger (the "Merger") of Merger Sub with and into InfoAccess. In connection with the Merger each holder of InfoAccess common stock (other than those who dissent from the Merger) will receive as consideration in the Merger shares of common stock ("IntraNet Solutions Common Shares") of IntraNet Solutions, all as described in the Merger Agreement.

         In connection with the Merger, a portion of the IntraNet Solutions Common Shares to be issued to InfoAccess shareholders in the Merger will, as part of the Merger, be deposited in a custodian account to be used to satisfy certain indemnification and expense reimbursement obligations of the InfoAccess shareholders to IntraNet Solutions under the Merger Agreement. W. James Culbertson has been designated to act as the representative of the InfoAccess shareholders in connection with all matters relating to the custodian account. The undersigned hereby confirms the appointment of Mr. Culbertson as the "Shareholder Representative" under the Custodian Agreement (see Exhibit A to the Merger Agreement). As set forth in the Custodian Agreement, if, for whatever reason, the shares held in the custodian account are deemed owned by the prior InfoAccess shareholders, the undersigned hereby grants to IntraNet Solutions a security interest in those shares deemed owned by the undersigned to secure the undersigned's indemnification and expense reimbursement obligations under the Merger Agreement.

         The IntraNet Solutions Common Shares to be issued in the Merger are not, prior to their original issuance, being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. In electing not to register such IntraNet Solutions Common Shares under the Act, IntraNet Solutions is relying upon an exemption from registration provided by Rule 506 of Regulation D issued by the Securities and Exchange Commission. The applicability of such exemption from registration is subject to certain conditions, including the number and investment characteristics of InfoAccess shareholders. Basically, the IntraNet Solutions Common Shares may be offered without registration to the following two categories of stockholders:

         1. "Accredited Investors." These are individuals who meet certain income or net worth requirements, or certain institutions such as banks, insurance companies, investment companies and the like, all of whom are presumed to be knowledgeable in connection with investment matters. The specific definition of "accredited investor" is set forth in Attachment A to this letter.

         2. "Non-accredited Investors" who do not meet the financial or other requirements to be considered "accredited investors," but who establish that they, either alone or together with a designated "Purchaser Representative," have such knowledge and experience in financial matters that they are capable of evaluating the merits and risks of the prospective investment in IntraNet Solutions Common Shares.

         Certain of the InfoAccess shareholders who are "non-accredited investors" may require a Purchaser Representative to act in their behalf. For convenience, InfoAccess has designated W. James Culbertson to act as "Purchaser Representative" on behalf of non-accredited InfoAccess shareholders. InfoAccess shareholders who choose to retain Mr. Culbertson as their Purchaser Representative must complete the form of "Acknowledgement of Designation of Purchaser Representative" included herein as Attachment B. If you elect to have another person act as your Purchaser Representative, such person will be required to meet certain qualification requirements, to the satisfaction of IntraNet Solutions, and disclose in writing to you any relationship between such person and IntraNet Solutions.

         To insure that reliance upon the registration exemption provided by Rule 506 is appropriate in connection with the Merger, IntraNet Solutions must obtain certain information and warranties from all InfoAccess shareholders. Therefore, you are being asked to carefully review and complete the following:

         1.       Category of Investor

                  (a) After reviewing the definition of "accredited investor" contained in Attachment A, the undersigned InfoAccess shareholder represents and warrants that he or she is (please check one):

                      an accredited investor
                  ---

                      not an accredited investor
                  ---

                  (b) If not an accredited investor, the undersigned InfoAccess shareholder represents and warrants that he or she has such knowledge and experience in financial and business matters to permit him or her to evaluate the merits and risks of an investment in IntraNet Solutions Common Shares.

                      Yes
                  ---

                      No
                  ---

         If "Yes" is checked, you may be asked to provide IntraNet Solutions with additional information to support such answer, including information regarding your educational background, employment experience, and investment background and experience (including information regarding your current investment holdings).

         If "No" is checked, you will be required to appoint a "Purchaser Representative" to assist you in evaluating your investment in IntraNet Solutions Common Shares. If you chose to appoint W. James Culbertson, the Purchaser Representative designated by InfoAccess, you must complete and return the enclosed "Acknowledgement of Designation by Purchaser Representative."

         2. State of Residence. The undersigned InfoAccess shareholders' principal residence is located in the State of Washington.

         3. General Representations. The undersigned InfoAccess shareholder makes the following general representations, warranties, and covenants:

                  (a) That such shareholder will be the sole party in interest as to the IntraNet Solutions Common Shares to be issued to such shareholder in the Merger and that he or she is acquiring the IntraNet Solutions Common Shares for such shareholder's own account, for investment only and not with a view toward the resale or distribution thereof in violation of the Act. Although IntraNet Solutions has agreed to use its best efforts to register the IntraNet Solutions Common Shares issued in the Merger for public resale under the Act, such shareholder acknowledges that such IntraNet Solutions Common Shares will not be registered under the Act nor under any state securities laws at the time such securities are first issued and that the share certificates issued to evidence such IntraNet Solutions Common Shares will bear a restrictive legend to such effect. Such shareholder further understands that he or she may be required to bear the economic risk of this investment for an indefinite period of time because the IntraNet Solutions Common Shares received in the Merger may not be sold or otherwise transferred unless subsequently registered under the Act and such state securities laws or unless an exemption from such registration is available.

                  (b) That, in connection with the acquisition of the IntraNet Solutions Common Shares in connection with the Merger, no representations or warranties, written or oral, have been made to him or her other than those contained in the Merger Agreement and the Information Statement referred to in the Merger Agreement. Such shareholder acknowledges that he or she has been advised that no person is authorized, except as permitted by the Merger Agreement, to give any information or to make any statement not contained in the Merger Agreement, a copy of which, together with a copy of the Information Statement, he or she has received prior to signing this Statement, and that any information or statement not contained therein or contemplated or permitted thereby must not be relied upon as having been authorized by IntraNet Solutions, any of its subsidiaries or affiliates, or any professional advisors to any of them.

                  (c) That such shareholder or such shareholder's Purchaser Representative has had the opportunity to ask questions of IntraNet Solutions with respect to the terms and conditions of the offering of the IntraNet Solutions Common Shares and to obtain additional information necessary to verify the information contained in the Merger Agreement and the Information Statement.

                  (d) That, if he or she is an individual, he or she is at least 21 years of age or, if the investor is an association or a partnership, then each of its members is of such age.

                  (e) That such shareholder understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the IntraNet Solutions Common Shares.

                  (f) That he or she does not have any arrangement, agreement, or understanding regarding the sale or other disposition of the IntraNet Solutions Common Shares to be received in the Merger, other than the agreement by IntraNet Solutions to use its best efforts to register such securities under the Act following consummation if the Merger, as set forth in the Merger Agreement.

                  (g) The undersigned InfoAccess shareholder acknowledges that the representations and warranties contained herein shall survive the consummation of the Merger.

         If you have any questions regarding the completion of this Statement,
please contact                     , an attorney for IntraNet Solutions, at
             or                   , an attorney for InfoAccess, at             .
Each InfoAccess shareholder is encouraged to consult with his or her own legal and financial advisors in connection with the completion of this Statement.

         This Statement, once completed, signed, and dated should be returned as promptly as possible to the following:

                           InfoAccess, Inc.

                           -----------------------
                           -----------------------
                           Attention: ------------

A self-addressed, stamped envelope is enclosed for this purpose.

                                           Very truly yours,


                                           INTRANET SOLUTIONS, INC.

The undersigned has reviewed, completed
and agreed to the foregoing.


---------------------------------------
Signature of InfoAccess Shareholder*

---------------------------------------
Date

* You should sign exactly as your name appears on the InfoAccess share certificates you hold. If your InfoAccess shares are issued in the names of two or more persons, all such shareholders should sign. If signing as an attorney, attorney-in-fact, executor, administrator, trustee, or guardian, the signatory should give his or her full title as such. If a corporation is the holder, this statement should be signed in full corporate name by the president or other authorized officer. If the shareholder is a partnership, this statement should be signed in the name of the partnership by an authorized person.

                                                                    Attachment A


                             ACCREDITATION CRITERIA


         A.       The following INDIVIDUAL INVESTORS are deemed "Accredited
Investors":

         |_|      (1)      Individual income of $200,000 in each of the past
                           two years and anticipated income of at least $200,000 in the current year or joint annual income
                           (individual and spouse) of $300,000 in the same time period.

         |_|      (2)      An  individual  net worth,  or joint net worth with
                           that person's spouse, of $1,000,000 or more.

         B.       The following LEGAL ENTITIES are deemed "Accredited
                  Investors":

         |_|      (1)      A bank as defined in Section 3(a)(2) of the
                           Securities Act of 1933, or a savings and loan association or other institution as defined in
                           Section 3(a)(5)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity.

         |_|      (2)      A broker or dealer registered pursuant to Section 15
                           of the Securities Exchange Act of 1934.

         |_|      (3)      An insurance company as defined in Section 2(13)of
                           the Securities Act of 1933.

         |_|      (4)      An investment company registered under the Investment
                           Company Act of 1940.

         |_|      (5)      A  business development company as defined in Section
                           2(a)(48) of the Investment Company Act of 1940.

         |_|      (6)      A Small Business Investment Company licensed by the
                           U. S. Small Business Administration under Section
                           301(c) or (d) of the Small Business Investment Act of
                           1958.

         |_|      (7)      A plan established and maintained by a state, its
                           political subdivisions or any agency or
                           instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         |_|      (8)      An  employee  benefit  plan  within the  meaning of
                           the Employment Retirement Income Security Act of 1974
                           (ERISA), if the investment decision with respect to this investment is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that satisfy one of the other accreditation criteria referred to herein.

         |_|      (9)      A private business development company as defined in
                           Section 202(a)(22) of the Investment Advisers Act of
                           1940.

         |_|      (10)     A tax exempt organization as defined in Section
                           501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         |_|      (11)     A corporation, partnership, Massachusetts or similar
                           business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         |_|      (12)     A trust, with total assets in excess of $5,000,000,
                           not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

         |_|      (13)     A partnership, corporation or other entity, all the
                           partners, shareholders or other equity owners of which are accredited by reason of satisfying one of the other accreditation criteria referred to herein.

                                                                    Attachment B


                         ACKNOWLEDGEMENT OF DESIGNATION
                           OF PURCHASER REPRESENTATIVE


         This Acknowledgment of Designation of Purchaser Representative is completed and executed by the undersigned shareholder (the "Investor") of InfoAccess, Inc. ("InfoAccess") in connection with and as a condition precedent to the issuance to the undersigned of shares of Common Stock (the "IntraNet Solutions Common Shares") of IntraNet Solutions, Inc. ("IntraNet Solutions"), all as described in the Agreement and Plan of Merger dated as of September 16, 1999 among IntraNet Solutions, InfoAccess, IA Acquisition Corp. and the Significant Shareholders of InfoAccess named therein. All representations, statements, and acknowledgments made by the Investor in this Acknowledgment are made to and for the benefit of IntraNet Solutions and W. James Culbertson, and the Investor acknowledges that IntraNet Solutions will issue the IntraNet Solutions Common Shares particularly in reliance upon the matters contained in this Acknowledgment.

         The Investor states and acknowledges that W. James Culbertson has been designated to act as "Purchaser Representative," as that term is defined in Rule 501 of the Securities and Exchange Commission, on behalf of the Investor, in connection with evaluation of the merits and risks of the prospective investment in the IntraNet Solutions Common Shares.

         The Investor acknowledges that he or she has been advised that W. James
Culbertson is a                of InfoAccess and that he beneficially owns
       shares of the Common Stock of InfoAccess.

         The undersigned Investor hereby acknowledges that IntraNet Solutions and W. James Culbertson are relying upon this Acknowledgment in connection with the offering and issuance of the IntraNet Solutions Common Shares.

(Please sign personally, exactly as Investor's name appears on InfoAccess's share certificates. If
InfoAccess shares are issued in the names of two or more persons, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

---------------------------------------------------
Investor

---------------------------------------------------

                                                                       EXHIBIT F


                             FAEGRE & BENSON OPINION


         (a) Each of IntraNet Solutions and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Each of IntraNet Solutions and Merger Sub has the requisite corporate power and authority to own and operate its properties, to carry on its business as now being conducted. Each of Aquiror and Merger Sub has the requisite corporate power to execute and deliver the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

         (c) The execution and delivery of the Merger Agreement by IntraNet Solutions and Merger Sub, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of IntraNet Solutions and Merger Sub. Without limiting the generality of the foregoing, no approval of the Merger Agreement by the shareholders of IntraNet Solutions is required. The Merger Agreement and the Custodian Agreement have been duly executed and delivered by authorized officers of IntraNet Solutions or Merger Sub, as the case may be, and are legal, valid and binding obligations of IntraNet Solutions and Merger Sub, enforceable against IntraNet Solutions and Merger Sub in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         (d) IntraNet Solutions has taken all necessary action to permit it to issue the number of IntraNet Solutions Common Shares required to be issued under
Article IV of the Merger Agreement. The IntraNet Solutions Common Shares issued under Article IV of the Merger Agreement shall, when issued in accordance therewith, be validly issued, fully paid and nonassessable and, to the best of our knowledge, no shareholder of IntraNet Solutions shall have any preemptive right of subscription or purchase in respect thereof.

         (e) Neither the execution and delivery by IntraNet Solutions and Merger Sub of the Merger Agreement nor the consummation by IntraNet Solutions and Merger Sub of the transactions contemplated thereby shall (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of IntraNet Solutions and Merger Sub; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental authority, except (A) filings by IntraNet Solutions under the applicable requirements of the Securities Exchange Act, the Nasdaq Stock Market, and the Securities Act and applicable state securities laws, and (B) the filing of Articles of Merger under the WBCA and appropriate documents with the relevant authorities of other states in which Maxim is authorized to do business; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions, or provisions of any material contract of IntraNet Solutions filed with the Securities and Exchange Commission under the Exchange Act, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or such as would not have a material adverse effect on IntraNet Solutions and its subsidiaries, taken as a whole; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this paragraph (e) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule, or regulation known to us and applicable to IntraNet Solutions or Merger Sub or to any of their respective assets.

         (f) To the best of our knowledge, there are no actions, suits, or proceedings pending or, to the best of our knowledge, threatened against IntraNet Solutions or Merger Sub or any of their properties or businesses in any court or before any governmental authority. To the best of our knowledge, (i) IntraNet Solutions and Merger Sub are not subject to any order, writ, injunction, or decree (other than those of general application) of any court or governmental authority, and (ii) there are no actions, suits, or proceedings pending or threatened against any of the holders of IntraNet Solutions or Merger Sub shares in any court or before any governmental authority in regard to their IntraNet Solutions or Merger Sub shares.





                                       -2-